UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive proxy statement
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☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

FORTRESS BIOTECH, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2017
Annual Meeting
and
Proxy Statement

2 Gansevoort Street, 9th Floor
New York, New York 10014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2017

To the Stockholders of Fortress Biotech, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Fortress Biotech, Inc. (the “Company”) will be held on June 7, 2017 at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016 at 10:00 a.m. EDT. The meeting is called for the following purposes:

1.	To elect the seven directors named in the Proxy Statement to serve until the Company’s next annual meeting or until their successors have been elected and qualified;
2.	To approve an amendment to the Company’s 2012 Employee Stock Purchase Plan to, among other things, reserve an additional 200,000 shares of common stock for issuance thereunder;
3.	To approve the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan;
4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
5.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice. The close of business on April 18, 2017 has been fixed as the record date for the determination of the Company’s stockholders entitled to notice of, and to vote at, the meeting. The Company’s stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10-day period preceding the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2016 Annual Report (including our 2016 Annual Report on Form 10-K) to stockholders via the Internet. On or about April 26, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2016 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering the cost and environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the meeting. Whether or not you expect to attend, the Board of Directors respectfully requests that you vote your shares in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of Fortress Biotech, Inc.,

/s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.
Chairman of the Board of Directors, President and
Chief Executive Officer

New York, New York
Dated: April 26, 2017

FORTRESS BIOTECH, INC.

Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held June 7, 2017

i

FORTRESS BIOTECH, INC.

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 7, 2017

Information Concerning Solicitation and Voting

This Proxy Statement is furnished to the holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 7, 2017 at 10:00 a.m. EDT at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016 or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 18, 2017 are entitled to notice of and to vote at the meeting.

In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including the Notice, this Proxy Statement, our 2016 Annual Report to Stockholders, including financial statements, and a Proxy Card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on April 26, 2017. We mailed a Notice of Internet Availability of Proxy Materials on or about April 26, 2017 to our stockholders of record and beneficial owners as of April 18, 2017, the record date for the meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each holder of the Company’s common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholder votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the meeting.

The Company bears the expense of soliciting proxies. Its directors, officers or employees may also solicit proxies personally or by telephone, telegram, facsimile or other means of communication. The Company does not intend to pay additional compensation for doing so. In addition, the Company might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of the Company’s common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING

Q:	Who may vote at the meeting?
A:	The Board of Directors set April 18, 2017 as the record date for the meeting. If you owned the Company’s common stock at the close of business on April 18, 2017, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 18, 2017, there were 50,315,752 shares of the Company’s common stock outstanding and entitled to vote at the meeting.
Q:	Why did I receive a one-page notice in the mail regarding the availability of proxy materials on the Internet instead of a full set of printed proxy materials?
A:	In accordance with rules of the SEC, the Company may provide stockholders access to its proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials to all of our stockholders as of the record date. The Notice of Internet Availability includes instructions on how to access the Company’s proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice of Internet Availability, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials in paper form by mail or electronically by email will remain in effect until you revoke the election.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with the Company’s transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the 2017 Annual Meeting of Stockholders.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.

Q:	What is the quorum requirement for the meeting?
A:	A majority of the Company’s issued and outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for the Company to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:
•	Are present and entitled to vote in person at the meeting; or
•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares will still be counted as present and entitled to vote for purposes of determining quorum at the meeting. Each proposal listed in this Proxy Statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?
A:	The four proposals to be voted on at the meeting are as follows:
1.	To elect the seven directors named in the Proxy Statement to serve until the Company’s next annual meeting or until their successors have been elected and qualified;
2.	To approve an amendment to the Company’s 2012 Employee Stock Purchase Plan to, among other things, reserve an additional 200,000 shares of common stock for issuance thereunder;
3.	To approve the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan; and
4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Company will also consider any other business that properly comes before the meeting. As of the record date, the Company is not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy Card or Voter Instruction Card will vote the shares they represent using their best judgment.

Q:	Can I access these proxy materials on the Internet?
A:	Yes. The Notice of Annual Meeting, Proxy Statement and 2016 Annual Report to Stockholders (including our 2016 Annual Report on Form 10-K) are available for viewing, printing and downloading at www.proxyvote.com. Our Annual Report on Form 10-K for the year ended December 31, 2016 is also available under the Investors — SEC Filings — Annual Meeting Materials section of the Company’s website at www.fortressbiotech.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.
Q:	How may I vote my shares in person at the meeting?
A:	If your shares are registered directly in your name with the Company’s transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Q:	How can I vote my shares without attending the meeting?
A:	If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:
•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;
•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or
•	By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. EDT on June 6, 2017. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors, as permitted by law.

Q:	How can I change my vote after submitting it?
A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:
•	Filing a written notice of revocation bearing a later date than the proxy with the Company’s corporate secretary either before the meeting, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, or at the meeting, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016;
•	Duly executing a later-dated proxy relating to the same shares and delivering it to the Company’s corporate secretary either before the meeting, at 2 Gansevoort Street, 9th Floor, New York, New York 10014, or at the meeting and before the taking of the vote, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016;
•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or
•	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. EDT on June 6, 2017 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?
A:	The Company will announce the preliminary voting results at the meeting. The Company will publish the results in a Form 8-K filed with the SEC within four business days of the meeting.
Q:	For how long can I access the proxy materials on the Internet?
A:	The Notice, Proxy Statement, 2016 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are also available, free of charge, in PDF and HTML format under the Investors — SEC Filings — Annual Meeting Materials section of the Company’s website at www.fortressbiotech.com and will remain posted on this website at least until the conclusion of the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board of Directors consists of seven members, each of whom serves until the next annual meeting or until his successor has been elected and qualified. If you are a stockholder of record, unless you mark your proxy card otherwise, the proxy holders will vote the proxies received by them for each of the nominees named below, each of whom is currently a director of the Company, and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board to fill the vacancy. The Company does not expect that any nominee listed below will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

Required Vote and Board of Directors’ Recommendation

Provided there is a quorum for the meeting, the election of directors requires the affirmative vote of the holders of a majority of the issued and outstanding shares present or represented at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the vote for this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR all of the director nominees listed below.

The name of and certain information regarding each of the director nominees as of April 18, 2017 is set forth below. This information is based on data the nominees furnished to the Company. There are no family relationships among the nominees or executive officers. The business address for each nominee for matters regarding the Company is 2 Gansevoort Street, 9th Floor, New York, New York 10014.

Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	62	Chairman, President and Chief Executive Officer	October 2009
Eric K. Rowinsky, M.D.	60	Co-Vice Chairman and Director	October 2010
Jimmie Harvey, Jr., M.D.	65	Director	December 2008
Malcolm Hoenlein	73	Director	February 2014
Dov Klein	65	Director	July 2015
J. Jay Lobell	54	Director	June 2006
Michael S. Weiss	51	Director and Executive Vice Chairman, Strategic Development	December 2013

Director Nominees

Lindsay A. Rosenwald, M.D. has served as a member of the Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. In addition, Dr. Rosenwald currently serves as President and Chief Executive Officer of Coronado SO Co., a Company subsidiary. From November 2014 to August 2015, he served as President and Chief Executive Officer of Checkpoint Therapeutics, Inc. Dr. Rosenwald currently serves as a member of the board of directors of all the Company subsidiaries except National Holdings Corporation. Dr. Rosenwald is Co-Portfolio Manager and Partner of Opus Point Partners Management, LLC (“OPPM”), an asset management firm in the life sciences industry, which he joined in 2009. Prior to that, from 1991 to 2008, he served as the Chairman of Paramount BioCapital, Inc. Over the last 25 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Based on Dr. Rosenwald’s biotechnology and pharmaceutical industry experience and in-depth understanding of the Company’s business, the Board of Directors believes that Dr. Rosenwald has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Eric K. Rowinsky, M.D. has served as Co-Vice Chairman of the Board of Directors and a consultant to the Company since October 2010 and is responsible for overseeing the Company’s clinical development plan for acute myeloid leukemia and solid tumor malignancies. Dr. Rowinsky has served as the Executive Chairman and President of Rgenix, Inc. since November 2015. He served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Incorporated, where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004, and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he sits on the boards of directors of Biogen Inc., a publicly traded biopharmaceutical and life sciences company, Navidea Biopharmaceuticals, Inc., a publicly traded biopharmaceutical company, and DNIB Unwind, Inc., a publicly traded clinical-stage nanomedicine platform company. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky received his B.A. from New York University. Based on Dr. Rowinsky’s service on boards of directors in the biotechnology and pharmaceutical industries and his extensive experience and background in oncology, the Board of Directors believes that Dr. Rowinsky has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Jimmie Harvey, Jr., M.D. has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and has recently been a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Malcolm Hoenlein has served as a member of the Board of Directors since February 2014. Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of World Affairs. He serves currently as a director of DarioHealth Corp., a publicly traded mobile health company. He previously served as a director for Eco-Fusion North America, Inc., Powermat USA, and WellSense Technologies LLC. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College and an Hon. D.H.L. from Yeshiva University. Based on Mr. Hoenlein’s demonstrated sound business judgment and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Dov Klein has served as a member of the Board of Directors since July 2015. Since January 2016, Mr. Klein has been an audit partner at Marks Paneth LLP. Prior to that Mr. Klein was an audit partner at RSSM CPA LLP, a certified public accountant and strategic advisor firm, which he joined in 2001. His practice focuses on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein also consults on matters in litigation and conducts financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, The City University of New York. Based on Mr. Klein’s extensive business experience, particularly in the areas of audit and finance, the Board of Directors believes that Mr. Klein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

J. Jay Lobell has served as a member of the Board of Directors since June 2006. Mr. Lobell is President of GMF Capital, LLC which he co-founded in January 2016, and is a Senior Consultant and serves on the board of directors of Meridian Capital Group, LLC, a commercial real estate mortgage company, which he joined in January 2010. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. From January 2005 to December 2009, Mr. Lobell served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company and Asphelia Pharmaceuticals, Inc. Mr. Lobell currently serves on the board of directors of Sava Senior Care and Tender Touch Rehabilitation Services, both private companies. He previously served on the board of directors of NovaDel Pharma Inc., Innovive Pharmaceuticals, Inc., and Chem Rx Corporation (a private company). Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from The City University of New York and his J.D. from Yale Law School, where he was senior editor of The Yale Law Journal. Based on Mr. Lobell’s biotechnology, legal and financial experience, as well as his in-depth understanding of drug commercialization and corporate governance, the Board of Directors believes that Mr. Lobell has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Michael S. Weiss has served as our Executive Vice Chairman, Strategic Development since February 2014. Mr. Weiss currently serves as a member of the board of directors of certain Company subsidiaries, including Mustang Bio, Inc., Helocyte, Inc., Avenue Therapeutics, Inc., Cellvation, Inc., Caelum Biosciences, Inc. and Cyprium Therapeutics, Inc. Mr. Weiss is also Executive Chairman of Mustang Bio, Inc., and Chairman of the Board of Directors of Checkpoint Therapeutics, Inc. and National Holdings Corporation. From March 2015 to April 2017, Mr. Weiss served as President and Chief Executive Officer of Mustang Bio, Inc. From August 2015 to October 2015, Mr. Weiss served as Checkpoint Therapeutics, Inc.’s Interim Chief Executive Officer and President and from March 2015 to December 2016 he served as its Executive Chairman. Since December 2011, Mr. Weiss has served in multiple capacities at TG Therapeutics, Inc., a related-party (“TGTX”), and is currently its Executive Chairman, Chief Executive Officer and President. Mr. Weiss is a co-founder of, and has been a managing partner and principal of OPPM since 2008. Mr. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. He began his professional career as a lawyer with Cravath, Swaine & Moore LLP. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004. Following the merger, Mr. Weiss remained as Chief Executive Officer of Keryx and grew the company to close to a $1.0 billion market capitalization company at its peak. While at Keryx, he raised over $150.0 million in equity capital through public and private offerings, executed over $100.0 million in strategic alliances, negotiated multiple Special Protocol Assessments agreements with the FDA and managed multiple large clinical trials. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

CORPORATE GOVERNANCE MATTERS

Information about the Board

The Board of Directors currently consists of seven members: Chairman Dr. Rosenwald; Executive Vice Chairman, Strategic Development Mr. Weiss; Co-Vice Chairman Dr. Rowinsky; and directors Messrs. Hoenlein, Klein, and Lobell, and Dr. Harvey.

As Chairman of the Board of Directors, Dr. Rosenwald has authority to, among other things, call and preside over meetings of the Board, set meeting agendas, and determine materials to be distributed to the Board. Accordingly, Dr. Rosenwald has substantial ability to shape the work of the Board.

The Board of Directors believes that having Dr. Rosenwald, who is also the Company’s President and Chief Executive Officer, serve as Chairman is suitable for the Company at its present stage. Dr. Rosenwald possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its business, and is well positioned to develop agendas that ensure the Board’s time and attention are focused on critical matters. Furthermore, the Board believes that having its President and Chief Executive Officer serve as Chairman strengthens Dr. Rosenwald’s ability to develop and implement the Company’s growth strategy and respond efficiently to various situations.

The Board of Directors is aware of potential conflicts that might arise when an employee chairs a board of directors, but believes these potential conflicts are offset by the fact that a majority of the Board and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed of independent directors pursuant to Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. In addition, the independent members of the Board regularly meet in executive sessions to provide for independent discussion among directors and independent evaluation of senior management. Given this Board governance structure, the Board believes Dr. Rosenwald’s combined role enables decisive leadership and ensures clear accountability.

Independence of Directors

The Board of Directors does not have a lead independent director, but the Company believes that its current leadership structure is appropriate, as a majority of the Board of Directors is composed of independent directors. In particular, four of the Company’s current directors, Messrs. Hoenlein, Klein, Lobell, and Dr. Harvey, are independent directors as that term is defined under Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. The Board of Directors has determined that all of the current members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent in accordance with Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. In addition, each current member of the Audit Committee meets the independence requirements under Rule 5605(c)(2) of the Nasdaq Stock Market listing rules and each member of the Compensation Committee meets the independence requirements under Rule 5605(d)(2) of the Nasdaq Stock Market listing rules. The Board of Directors considers all of its members equally responsible and accountable for oversight and guidance of its activities.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of the Board of Directors has the responsibility for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board of Directors candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board of Directors or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other Board of Directors’ members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board of Directors’ members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), stockholders wishing to nominate a director must deliver written notice of the nomination to the Company’s corporate secretary not more than 75 days and not less than 45 days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders, provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, if the stockholder has timely provided the Company with a solicitation notice (an affirmative statement of the stockholder’s intent to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required to elect a director nominee), such stockholder must have delivered a proxy statement and form of proxy to such holders and have included the solicitation notice in such materials.

Stockholder notices must set forth information including the following: (a) the name, age, business address, residence and ownership of our stock of any director nominee and all information relating to the director nominee that is required to be disclosed in solicitations of proxies for elections of directors; (b) any material interest in the director nomination of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate; (c) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock; (d) as to the stockholder giving notice and any Stockholder Associated Person, the name and address of such stockholder, as they appear on our stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (e) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election as a director. The Bylaws define “Stockholder Associated Person” as (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person. The Nominating and Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations.

Board of Directors’ Committees

The Audit Committee is currently composed of Committee Chairman Mr. Klein, and directors Dr. Harvey and Mr. Lobell. The functions of the Audit Committee include, among other things:

•	evaluating the performance, independence, qualifications and compensation of the Company’s independent auditors and determining whether to retain its existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;
•	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with its independent auditors and management;
•	reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of its financial controls;
•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters, and other matters;
•	preparing the report that the SEC will require in the Company’s annual proxy statement;

•	reviewing and providing oversight with respect to any related-party transactions and monitoring compliance with the Company’s Code of Ethics;
•	reviewing the Company’s investment policy on a periodic basis; and
•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The Board of Directors has determined that each current member of the Audit Committee meets the financial literacy requirements under the applicable Nasdaq Stock Market listing rules and that current director Mr. Klein has the employment experience necessary to qualify him as an audit committee financial expert within the meaning of SEC rules and regulations.

The Compensation Committee is currently composed of Committee Chairman Mr. Lobell and directors Dr. Harvey and Mr. Klein. The functions of the Compensation Committee include, among other things:

•	reviewing the Company’s corporate goals and objectives relevant to its executives’ compensation, evaluating the executives’ performance in light of such goals and objectives and determining, either as a committee or together with the other independent directors, executive compensation levels based on such evaluations;
•	reviewing and making recommendations to the Board of Directors with respect to non-executive officer compensation and independent director compensation;
•	administering the Company’s incentive compensation and equity-based plans;
•	reviewing the Company’s Compensation Discussion and Analysis and preparing the report that the SEC will require in the Company’s annual proxy statement and/or Form 10-K;
•	reviewing and evaluating, at least annually, the performance of the Compensation Committee, and the adequacy of its charter;
•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviewing and discussing, at least annually, the relationship between risk management policies, practices, and compensation and evaluating compensation policies and practices that could mitigate any such risk; and
•	reviewing and making recommendations to the Board of Directors with respect to the frequency with which future advisory votes on executive compensation should be held.

The Compensation Committee has the authority to delegate its responsibilities to subcommittees as it deems appropriate in its sole discretion.

The Nominating and Corporate Governance Committee is currently composed of Committee Chairman Mr. Lobell and directors Messrs. Klein and Hoenlein. The functions of the Nominating and Corporate Governance Committee include, among other things:

•	making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;
•	developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;
•	except where otherwise required, selecting candidates for election to the Board of Directors and to fill any vacancies on the Board of Directors, such selected candidates to then be voted by the Board of Directors;
•	establishing procedures for the nomination process;

•	establishing and administering a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members; and
•	making recommendations to the Board of Directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board of Directors.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under the Investors — Governance —  Governance Documents section of the Company’s website at www.fortressbiotech.com.

The Strategic Transaction Committee is currently composed of Committee Chairman Mr. Lobell, and directors Drs. Harvey and Rowinsky, and Mr. Klein. The Strategic Transaction Committee oversees and provides advice on the in-licensing and the monetization of certain Company technologies.

Risk Oversight

The Board of Directors is responsible for the Company’s risk oversight and has delegated that role to the Audit Committee. The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least quarterly regarding its assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers the Company’s risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks the Company faces and its general risk management strategies. While the Board of Directors oversees the Company’s risk management, management is responsible for day-to-day risk management processes. The Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities, and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. The Company believes this division of responsibilities is the most effective approach for addressing the risks the Company faces and that the Board of Directors’ leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of its business and affairs, supports this approach.

Information Regarding Meetings of the Board of Directors and Committees

During 2016, the Board of Directors held eight (8) meetings, and its committees, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic Transaction Committee collectively held eight (8) meetings. All of the Company’s current directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which he served during 2016. The following table sets forth each current director’s membership in each committee of the Board of Directors as of April 18, 2017. There have been no changes in membership in the committees of the Board of Directors since January 1, 2016.

Name	Audit	Compensation	Nominating and Corporate Governance	Strategic Transaction
Lindsay A. Rosenwald, M.D.
Eric K. Rowinsky, M.D.				X
Jimmie Harvey, Jr., M.D.	X	X		X
Malcolm Hoenlein			X
Dov Klein	Chair	X	X	X
J. Jay Lobell	X	Chair	Chair	Chair
Michael S. Weiss
Total Number of Meetings held in 2016	6	1	0	1

Each member of the Board of Directors is expected to participate, either in person or via teleconference, in meetings of the Board of Directors and meetings of the committees of which each such director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. While the Company does not have a written policy regarding directors’ attendance at annual meetings of stockholders, it strongly encourages all directors to attend. All persons who served as directors of the Company’s Board of Directors at the time of the 2016 Annual Meeting of Stockholders attended such meeting.

Code of Ethics

The Board of Directors adopted a Code of Ethics that applies to all directors, officers and employees. The Code of Ethics is available under the Investors — Governance — Governance Documents section of the Company’s website at www.fortressbiotech.com. A copy of the Company’s Code of Ethics will also be provided to any person, without charge, upon written request sent to the Company at its offices located at 2 Gansevoort Street, 9th Floor, New York, New York 10014.

Communications with the Board of Directors

Stockholders can mail communications to the Board of Directors, c/o Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, who will forward the correspondence to each addressee.

PROPOSAL TWO

AMENDMENT TO THE COMPANY’S
2012 EMPLOYEE STOCK PURCHASE PLAN

The Company is asking its stockholders to approve an amendment to the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”) to, among other things, reserve an additional 200,000 shares of its common stock for issuance thereunder. As of April 18, 2017, of the 200,000 shares of the Company’s common stock originally reserved for issuance under the ESPP, only 22,081 shares remained. The requested increase of 200,000 shares represents approximately 0.4% of the outstanding shares of the Company’s common stock as of April 18, 2017.

The Board of Directors believes that the increase in the share reserve under the ESPP is necessary and will benefit the Company by continuing to provide its employees with an opportunity to purchase shares of the Company. Increasing the ESPP’s share reserve will allow the Company to continue to motivate, attract and retain talented employees. In addition, the ESPP serves as a valuable mechanism to further align Company employees’ interests with those of its stockholders. If the additional 200,000 shares subject to stockholder approval are not approved, the Board of Directors believes that the remaining 22,081 shares of Company common stock reserved for issuance under the ESPP will be insufficient to accomplish the purposes of the ESPP. In the event that all shares currently reserved for issuance under the ESPP are distributed to participants (the “Final Issuance”), and the amendment to increase the number of authorized shares reserved for issuance under the ESPP is not approved, then no future offerings under the ESPP will commence following the date of the Final Issuance. The amendment to the ESPP also changes all Company references in the document from “Coronado Biosciences, Inc.” to “Fortress Biotech, Inc.” to reflect the Company’s current name. The Board of Directors unanimously approved the amendment to the ESPP on April 14, 2017.

Required Vote and Board of Directors’ Recommendation

Provided there is a quorum for the meeting, the approval of an amendment to the ESPP requires the affirmative vote of the holders of a majority of the issued and outstanding shares present or represented at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the vote for this proposal.

The Board of Directors unanimously recommends that the stockholders vote FOR amending the ESPP.

Following is a summary of the terms of the ESPP, including the amendments set forth in this Proposal Two. The full text of the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended, is set forth in Exhibit A to this Proxy Statement.

Summary of the ESPP

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, (the “Code”). Prior to the proposed amendment to the ESPP, there were 200,000 shares of the Company reserved for issuance under the ESPP. The purpose of the ESPP is to attract, retain and motivate employees of the Company by permitting them to participate in the ownership of the Company.

Administration of the Plan

The ESPP is administered by the Board of Directors and/or by a committee of the Board of Directors having such power as shall be specified by the Board of Directors. Generally, each offering of common stock under the ESPP (an “Offering”) is for a period of approximately six (6) months duration (“Offering Period”) except the first period, (the “Initial Offering Period”), which commenced February 1, 2012 and ended on November 30, 2012 (together called, “Offering Periods”). The Board of Directors may adjust the Offering Dates (which for each Offering Period is the first day of that period, unless adjusted by the Board of Directors) and periods, subject to certain limitations. The ESPP will continue until terminated by the Board of Directors or until all of the shares reserved for issuance under the ESPP have been issued. As discussed above, in the event that all shares currently reserved for issuance under the ESPP are distributed to participants in a “Final Issuance” and the amendment to increase the number of authorized shares reserved for issuance under the ESPP is not approved, no future Offering Periods under the ESPP will commence following the date of such Final Issuance.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 400,000 shares of the Company’s common stock may be issued under the ESPP, subject to stockholder approval of this Proposal Two. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the ESPP may not purchase more than the lesser of (i) the whole number of shares determined by dividing $25,000 by the fair market value of a share of the Company’s common stock on the first day of the Offering and (ii) 5,000 shares in any Offering Period. Shares that actually have been issued under the ESPP shall not be returned to the ESPP and shall not become available for future issuance under the ESPP. Shares of common stock reacquired by the Company on the open market or otherwise shall not be available for sale under the ESPP.

Eligibility

Participation in the ESPP is limited to eligible employees of the Company and any parent or subsidiary corporation of the Company designated by the Board of Directors for participation in ESPP offering (individually, a “Participating Company”) who authorize payroll deductions. Payroll deductions may not exceed 10% of compensation. No person who owns shares or holds options to purchase, or who as a result of participation in the ESPP would own shares or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company is entitled to participate in the ESPP. In addition, employees (1) who customarily work fewer than 20 hours per week or (2) who customarily work not more than five months in any calendar year are not eligible to participate. Once an employee becomes a participant in the ESPP (a “Participant”), the employee will automatically participate in each successive Offering until such time as the employee either ceases to be an eligible employee, withdraws from the ESPP or terminates employment.

Purchase of and Payment for Securities Offered

Except for the Initial Offering Period, each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). On the last day of each Purchase Period (the “Purchase Date”), shares of the Company common stock are purchased based on accumulated payroll deductions. The purchase price per share at which the shares are sold under the ESPP generally will be 85% of the lesser of the fair market value of the shares on the first day of the Offering or the Purchase Date.

The number of shares of Company common stock a Participant purchases in each Offering is determined by dividing the total amount of payroll deductions withheld from the Participant’s compensation by the purchase price. Subject to certain limitations, during an Offering, each Participant has a “Purchase Right” consisting of the right to purchase the lesser of (i) the whole number of shares of Company common stock determined by dividing $25,000 by the fair market value of a share on the first day of the Offering and (ii) 5,000 shares (provided that with respect to the Initial Offering Period such 5,000 figure was 10,000). However, Participants may not purchase shares of Company common stock under the ESPP or any other employee stock purchase plan under Section 423 of the Code having a fair market value exceeding $25,000 (as determined for purposes of the Code as of the Offering Date for each Offering) in any calendar year in which such Participant’s Purchase Right with respect to such Offering remains outstanding. Any cash balance remaining in the Participant’s account is refunded to the Participant as soon as practicable after the Purchase Date. If the refund is less than the amount necessary to purchase a whole share of Company common stock, the Company may maintain the cash in the Participant’s account and apply it toward the purchase of shares in the subsequent Purchase Period or Offering.

A Participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. In effect therefore, a Participant is given an option which he or she may or may not exercise at the end of a Purchase Period. However, once a Participant withdraws from an Offering, that Participant may not again participate in the same Offering.

In the event of a Transfer of Control of the Company (as defined in the ESPP), the Board of Directors, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”) to assume the Company’s rights and obligations under the

ESPP. Purchase Rights which are neither assumed by the Acquiring Corporation nor exercised as of the Transfer of Control terminate as of the date of the Transfer of Control.

The Board of Directors may amend or terminate the ESPP but may not affect Purchase Rights previously granted under the ESPP or adversely affect the right of any Participant except as permitted by the ESPP, as necessary to qualify the ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares subject to the ESPP under applicable foreign, federal or state securities laws. The stockholders must approve any amendment changing the number of shares reserved under the ESPP or changing the definition of the employees (or class of employees) eligible for participation in the ESPP or the definition of a corporation that may be designated by the Board of Directors as a Participating Company within 12 months of the adoption of such amendment. In addition, the stockholders must approve an amendment to the ESPP if stockholder approval is necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Adjustments Upon Changes in Capitalization and Other Events

In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company’s capitalization, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale or other reorganization, appropriate adjustments shall be made by the Company in the securities subject to purchase under a Purchase Right, the ESPP’s share reserve, the number of shares subject to a Purchase Right, and in the purchase price per share.

Other Information

Sections 401(a) and 401(k) of the Code and the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) are not applicable to the ESPP.

Certain Federal Income Tax Consequences

The following summary is intended only as a general guide as to certain United States federal income tax consequences under current law of participation in the ESPP and does not attempt to describe all possible federal, state, local, foreign, or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. This summary assumes that the exercise of a Purchase Right under the ESPP constitutes an exercise pursuant to an “employee stock purchase plan” under Section 423 of the Code.

Purchase Rights

Generally, there are no tax consequences to an employee of either becoming a Participant in the ESPP or purchasing shares of Company common stock under the ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a Participant disposes of shares of Company common stock within two years of the Offering Date or within one year after the Purchase Date on which the shares are acquired (a “disqualifying disposition”), the Participant recognizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the Purchase Date (determined without regard to securities law restrictions) over the purchase price. Any additional gain or resulting loss recognized by the Participant from the disposition of the shares is a capital gain or loss.

If the Participant disposes of shares of Company common stock more than two years after the Offering Date or more than one year after the Purchase Date on which the shares are acquired, or dies while holding shares (whether or not within such periods) the Participant recognizes ordinary income in the year of disposition or death in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price or (2) the excess of the fair market value of the shares on the Offering Date over the purchase price. For this purpose, if the purchase price cannot be determined at the date of the option grant, then the purchase price is determined as though the option were exercised when granted. Any additional gain recognized by the Participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price (as so determined), there is no ordinary income and the loss recognized is a capital loss.

If the Participant disposes of the shares of Company common stock in a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the Participant as a result, subject to the Section 162(m) Deduction Limit discussed below. In all other cases, no deduction is allowed the Company.

Section 162(m) Deduction Limit

Under Section 162(m) of the Code, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation (the “Covered Employees”) is limited to no more than $1 million per year (the “Deduction Limit”). Income to a Covered Employee resulting from the disqualifying disposition of Shares acquired upon exercise of Purchase Rights under the ESPP is subject to the Deduction Limit.

PROPOSAL THREE

AMENDMENT AND RESTATEMENT OF THE
FORTRESS BIOTECH, INC. LONG TERM INCENTIVE PLAN

In May 2015, the Board of Directors, including the independent members of the Compensation Committee, adopted the Fortress Biotech, Inc. Long Term Incentive Plan (the “Previous LTIP”). The Previous LTIP was initially effective as of July 16, 2015, the day after the Company’s stockholders duly approved it. The Previous LTIP was designed to compensate the Company’s Chairman, President and Chief Executive Officer, Lindsay A. Rosenwald, M.D., and Executive Vice Chairman, Strategic Development, Michael S. Weiss, based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals.

In April 2017, the Board of Directors, including the independent members of the Compensation Committee, adopted, in place of the Previous LTIP, the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”), the full text of which is attached as Exhibit B to this Proxy Statement. Like the Previous LTIP, the LTIP is also designed to compensate Dr. Rosenwald and Mr. Weiss based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals. However, the LTIP expands the definition of eligible participants to include Dr. Rosenwald, Mr. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”).

The LTIP also provides that the LTIP Committee, currently the Company’s Compensation Committee, may, solely with the consent of the LTIP Participant, cancel any unvested equity grants for common stock of the Company made to such LTIP Participant (whether inducement grants, grants made pursuant to the Previous LTIP or the LTIP, or any other grants) and issue replacement awards for common stock of the Company, in amounts no greater than the canceled award, and subject to such terms as the Compensation Committee may determine. The LTIP also clarifies that it will continue in effect until July 16, 2025, unless sooner terminated.

Like the Previous LTIP, the LTIP consists of two compensation opportunities as follows: (a) a program to grant equity interests in the Company and newly formed subsidiaries (the “Equity Program”); and (b) a performance-based bonus program that is designed to result in performance-based compensation that is deductible without limit under Section 162(m) of the Code (the “Bonus Program”).

Under Section 162(m) of the Code, compensation paid to “Covered Employees” (typically high level executives) in excess of $1 million in any fiscal year is not deductible from a company’s taxable income unless it constitutes performance-based compensation. Only awards made under the Bonus Program of the LTIP might constitute performance based compensation, however to do so the material terms of the program under which such awards may be granted, including particularly the business measures that may be used for performance goals for awards under the LTIP intended to qualify as performance based compensation, must be disclosed to and approved by Company stockholders. Submission of the LTIP for stockholder approval should not be viewed as a guarantee that the Company will be able to deduct all compensation under the Bonus Program of the LTIP. The business measures in the Previous LTIP were most recently approved by the stockholders at the Company’s 2015 Annual Meeting of Stockholders. If the LTIP is approved by the stockholders, the business measures in the LTIP may be used as the basis for performance goals for awards that meet the conditions of Section 162(m) of the Code only until the first stockholders meeting that occurs in the fifth calendar year following the calendar year in which the measures were approved, in other words 2022.

Required Vote and Board of Directors’ Recommendation

Provided there is a quorum for the meeting, the approval of the amendment and restatement of the Previous LTIP requires the affirmative vote of the holders of a majority of the issued and outstanding shares present or represented at the meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the vote for this proposal.

The Board of Directors unanimously recommends that the stockholders vote FOR the LTIP.

Summary of the LTIP

The LTIP establishes procedures for the Company to grant LTIP Participants compensation under the Equity Program and Bonus Program. It requires the Compensation Committee (which currently consists entirely of outside directors within the meaning of Section 162(m) of the Code) to grant awards under and administer the LTIP.

Equity Program

Under the Equity Program, each of Dr. Rosenwald and Mr. Weiss will be granted a number of shares of common stock of future subsidiaries of the Company or a warrant to purchase such shares equal to 5% of such subsidiary’s total outstanding shares of common stock determined on a fully-diluted, as converted into common stock basis as of the date of formation of the subsidiary (the “Subsidiary Award”). If there are Eligible Entities at the time of such grant, the Compensation Committee will allocate the equity award between the Eligible Entities and Dr. Rosenwald or Mr. Weiss as appropriate, such that between an individual LTIP Participant and his associated Eligible Entity, the Subsidiary Award will not exceed 5% of such subsidiary’s total outstanding shares of common stock determined on a fully-diluted, as converted into common stock basis as of the date of formation of the subsidiary. LTIP Participants will generally recognize ordinary income equal to the fair market value of the subsidiary’s stock on the date of grant, unless the Subsidiary Award take the form of warrants. Such ordinary income is subject to withholding of income and employment taxes.

On each January 1, beginning in 2016, each of Dr. Rosenwald and Mr. Weiss are to be granted a number of shares of common stock of the Company equal to 1% of the total outstanding shares of the Company determined on a fully-diluted, as converted into common stock basis, multiplied by the percentage of achievement of the goals and objectives set by the Compensation Committee (the “Company Award”). If there are Eligible Entities at the time of such grant, the Compensation Committee will allocate the Company Award between the Eligible Entities, on the one hand, and Dr. Rosenwald or Mr. Weiss, on the other hand, as appropriate, such that between an individual LTIP Participant and his associated Eligible Entity the Company Award will not exceed 1% of the total outstanding shares of the Company determined on a fully-diluted, as converted into common stock basis. The shares are restricted stock subject to repurchase by the Company at a minimal value unless both of the following conditions are met: (a) there is an increase in the market capitalization of the Company of at least $100,000,000 at any time following the grant date and before the 10th anniversary of the effective date of the LTIP, and (b) Dr. Rosenwald, Mr. Weiss, or any Eligible Entities applicable to either such individual, as applicable, is either in the service of the Company on the 10th anniversary of the Previous LTIP, or has had an involuntary separation from service from the Company before the 10th anniversary of the Previous LTIP. The Company’s repurchase rights also lapse upon the occurrence of a corporate transaction (that is, a change in control).

The Compensation Committee may, solely with the consent of the affected LTIP Participant, cancel any unvested equity grants for common stock of the Company made to an LTIP Participant and issue replacement awards for common stock of the Company, in amounts no greater than the canceled award, and subject to such other terms, as the Committee may determine. Such replacement awards may be subject to a repurchase option in favor of the Company, which repurchase option may lapse upon such conditions as the Compensation Committee determines.

Receipt of restricted stock generally will result in ordinary income for the recipient equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the recipient is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the recipient acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date will be after the date on which the recipient acquires the shares, the recipient may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to the Company pursuant to a forfeiture provision, a recipient’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Bonus Program

Under the Bonus Program, LTIP Participants are eligible for cash bonuses of $1 million in total per year to the extent they achieve performance goals established by the Compensation Committee for a performance period.

The Compensation Committee will generally establish the performance goals within 90 days of the beginning of the fiscal year of the Company. The performance goals will be based upon one or more objectively determinable business measures, which may be applied with respect to the Company or any business unit and may be measured on absolute terms or relative to a peer-group or other market measure basis.

The business measures which may be used to establish the performance goals are limited to one or more of the following:

•	business development activities;
•	clinical development activities;
•	corporate operating profit;
•	business unit operating profit;
•	revenue;
•	net revenue;
•	new business authorizations;
•	backlog;
•	customer cancellation rate;
•	total shareholder return;
•	stock price increase;
•	return on equity;
•	return on capital;
•	earnings per share;
•	gross profit;
•	adjusted gross profit (profit before depreciation and amortization expense, as well as stock-based compensation expense);
•	EBIT, or earnings before interest and taxes;
•	EBITDA, or earnings before interest, taxes, depreciation and amortization;
•	adjusted EBITDA, or earnings before net interest and other expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill;

•	ongoing earnings;
•	cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital);
•	EVA, or economic value added;
•	economic profit, or net operating profit after tax, less a cost of capital charge;
•	SVA, or shareholder value added;
•	net income (minimum);
•	net loss (maximum);
•	operating income;
•	pre-tax profit margin;
•	performance against business plan;
•	customer service;
•	corporate governance quotient or rating;
•	market share;
•	employee satisfaction;
•	safety;
•	employee engagement;
•	supplier diversity;
•	workforce diversity;
•	operating margins;
•	credit rating;
•	dividend payments;
•	expenses;
•	retained earnings;
•	completion of licenses, partnerships, joint ventures, public or private spinouts, acquisitions, divestitures and corporate restructurings;
•	new product and/or drug development;
•	environmental efforts; and
•	individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, facility development, government relations, market share or management.

Under IRS rules, once the stockholders have approved these business measures, they may be used as the basis for performance goals for awards that meet the conditions of Section 162(m) of the Code only until the first stockholders meeting that occurs in the fifth calendar year following the calendar year in which the measures were approved, which would be 2022 if the LTIP is approved at the 2017 Annual Meeting of Stockholders.

The Compensation Committee will determine eligibility for payment of a bonus as soon as it can be reasonably determined that the goals that entitle payment have been met, provided the LTIP Participant be in the service of the Company at the end of the performance period. However, the Compensation Committee at its discretion may make exceptions to the requirement that the LTIP Participant be in service to the Company at the end of the performance period if, in the case of Dr. Rosenwald or Mr. Weiss, or either such individual’s associated Eligible Entity, such individual or entity’s service ends during the performance period by reason of retirement, total and permanent disability, or death. If an LTIP Participant’s services to the Company ends for any other reason, including resignation and discharge for cause, prior to the end of the performance period, all rights to the bonus will be forfeited. The Compensation Committee will certify to what extent goals that entitle payment have been met in writing before payment will be made. The Compensation Committee has discretion to reduce any bonus otherwise due, but in no event may any cash bonus be increased under the LTIP.

Cash bonus awards under the LTIP constitute ordinary income when paid and are subject to withholding of income and employment taxes.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Board of Directors, including the Audit Committee, has selected and appointed BDO USA, LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2017, and recommends that stockholders vote for the ratification of such appointment. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in the Company’s best interests and the best interests of its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

On September 27, 2016, the Company dismissed EisnerAmper LLP as its independent registered public accounting firm. Both the Company’s Audit Committee and its Board of Directors participated in, recommended and approved this decision. On October 11, 2016, the Company’s Audit Committee and its Board approved the engagement of BDO USA, LLP as the Company’s new independent registered public accounting firm. During the Company’s fiscal years ended December 31, 2014 and 2015, and through October 11, 2016, the Company did not consult with BDO USA, LLP regarding any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

The reports of EisnerAmper LLP on the consolidated financial statements of the Company for the fiscal years ended December 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2014 and 2015, and through to September 27, 2016, the Company did not have any disagreements with EisnerAmper LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such time periods.

During the Company’s fiscal years ended December 31, 2014 and 2015, and through September 27, 2016, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K occurred.

EisnerAmper LLP has indicated to the Company that it concurs with the foregoing statements contained above as they relate to EisnerAmper LLP and has furnished a letter to the SEC to this effect. A copy of the letter from EisnerAmper LLP is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2016.

Representatives of BDO USA, LLP are expected to be present at the 2017 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote and Board of Directors’ Recommendation

Provided there is a quorum for the meeting, ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the issued and outstanding shares present or represented at the meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Since the ratification of the appointment of BDO USA, LLP is considered a routine matter, broker non-votes will not impact the approval of this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the indicated information as of December 31, 2016 with respect to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	4,592,974	$4.37	6,021,799
Equity compensation plans not approved by stockholders	—	$—	—
Total	4,592,974		6,021,799

Our equity compensation plans consist of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan, the Fortress Biotech, Inc. 2007 Stock Incentive Plan, the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, and the Fortress Biotech, Inc. Long Term Incentive Plan, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Audit Committee’s charter, Company management is responsible for the preparation, presentation, and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee is also responsible for the appointment, compensation and oversight of the external auditor.

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management. The Audit Committee has also reviewed and discussed with EisnerAmper LLP, the Company’s independent registered public accounting firm from April 2, 2014 through September 27, 2016, and BDO USA, LLP from October 11, 2016 through the remainder of 2016, the audited financial statements, the audit of the Company’s internal control over financial reporting, and the matters required to be discussed by Auditing Standards No. 1301. The Audit Committee has received the written disclosures and the letters from EisnerAmper LLP and BDO USA, LLP required by the Public Company Accounting Oversight Board’s Rule 3256, Communication with Audit Committees Concerning Independence, and has discussed with EisnerAmper LLP and BDO USA, LLP their independence.

Mr. Klein, Chairman of the Audit Committee, is professionally engaged in the practice of auditing and accounting, and is an expert in these fields, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports, reviews and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 16, 2017.

Summary of Fees

The Audit Committee has adopted policies and practices relating to the pre-approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage the registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is subject to a maximum dollar amount.

The following table summarizes the aggregate fees EisnerAmper LLP billed the Company for professional services rendered to the Company for 2015 and until September 27, 2016 and BDO USA, LLP billed the Company for professional services rendered to the Company in 2016 beginning on October 11, 2016. A description of these various fees and services appears in the footnotes to the table.

	Years Ended December 31,
	2015	2016	2016
	Total	Total	BDO USA, LLP	EisnerAmper LLP
Audit Fees(1)	$233,700	$858,640	$658,780	$199,860
Audit-Related Fees(2)	—	176,280	57,500	118,780
Tax Fees(3)	—	—	—	—
All Other Fees(4)	—	—	—	—
Total	$233,700	$1,034,920	$716,280	$318,640

(1)	Audit Fees — This category includes the audit of the Company’s annual consolidated financial statements, review of financial statements included in its Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors in connection with the engagement for fiscal years. In 2016, included in these fees for BDO USA, LLP is $313,780 and, for EisnerAmper LLP, $74,460, and in 2015, for EisnerAmper LLP, $65,000, related to stand-alone audits and filings of certain of the Company’s subsidiaries. The increase in fees in 2016 is attributable to an increase in the number of entities included in the consolidated financial statements and an increase in fees.
(2)	Audit-Related Fees — This category consists of fees reasonably related to the performance of the audit or review of the Company’s subsidiary financial statements that are not reported as “Audit Fees”. In 2016, these fees related to the tender offer for National Holdings Corporation.
(3)	Tax Fees — This category consists of tax compliance, tax advice, and tax planning work. The Company incurred no such fees from EisnerAmper LLP or BDO USA, LLP in 2016 or 2015.
(4)	All Other Fees — This category consists of fees for other miscellaneous items. The Company incurred no such fees from EisnerAmper LLP or BDO USA, LLP in 2016 or 2015.

The Audit Committee has considered whether and determined that the provision of the non-audit services rendered to the Company during 2015 and 2016 was compatible with maintaining the independence of EisnerAmper LLP and BDO USA, LLP.

THE AUDIT COMMITTEE

Dov Klein, Chairman
Jimmie Harvey, Jr., M.D.
J. Jay Lobell

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 18, 2017 unless otherwise noted below for the following:

•	each person or entity known to own beneficially more than 5% of the Company’s outstanding common stock as of April 18, 2017;
•	each of the named executive officers named in the Summary Compensation Table;
•	each director; and
•	all current directors and executive officers as a group.

Applicable percentage ownership is based on 50,315,752 shares of the Company’s common stock outstanding as of April 18, 2017 unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 18, 2017, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014.

Name and Address of Beneficial Owner	Shares Owned		Shares Under Exercisable Options(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholder:
DAK Capital Inc. and its affiliate	4,675,000	(2)	—	4,675,000	9.3%
Directors and Named Executive Officers:
Michael S. Weiss	8,001,170		30,000	8,031,170	16.0%
Lindsay A. Rosenwald, M.D.	6,771,012	(3)	55,000	6,826,012	13.6%
J. Jay Lobell	686,000		85,000	771,000	1.5%
Eric K. Rowinsky, M.D.	350,000		238,490	588,490	1.2%
George C. Avgerinos, Ph.D.	259,088		—	259,088	*%
Lucy Lu, M.D.	35,631		225,000	260,631	*%
Jimmie Harvey, Jr., M.D.	50,000		85,000	135,000	*%
Dov Klein	56,800	(4)	—	56,800	*%
Malcolm Hoenlein	55,000		—	55,000	*%
All current executive officers and directors as a group (9 persons)	16,264,701		718,490	16,983,191	33.3%

*	Less than 1%.
(1)	Includes only options exercisable within 60 days of April 18, 2017.
(2)	Based solely on the Schedule 13-G/A filed with the SEC on February 5, 2016 by Daryl Katz, DAK Capital Inc. (“DAK”) and DAK Investments Corp. (“DAK Investments” and together with Mr. Katz and DAK, the “Reporting Persons”). The Reporting Persons reported shared voting and dispositive power over: (a) 1,000,000 shares of common stock held directly by DAK, and (b) 3,675,000 shares of common stock held directly by DAK Investments. Mr. Katz is the President of DAK and President of DAK Investments. The principal business address of each of the Reporting Persons is 1702 Bell Tower, 10104-103 Avenue, Edmonton, AB, Canada T5J 0H8.
(3)	Includes 5,857,168 shares held directly by Dr. Rosenwald, 170,983 shares held by Capretti Grandi, LLC, and 742,861 shares held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, or (ii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.
(4)	Includes 1,800 shares of common stock held by Mr. Klein’s spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners, are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely upon the Company’s review of such forms furnished to it, the Company believes that during the fiscal year ended 2016, all of its executive officers, directors, and every person who is directly or indirectly the beneficial owner of more than 10% of any class of the Company’s securities, complied with the filing requirements of Section 16(a) of the Exchange Act on a timely basis, except for the following filings: Lindsay A. Rosenwald, M.D., the Company’s Chairman, President and Chief Executive Officer, filed Forms 4 on June 17, 2016 and January 27, 2017 reporting June 1, 2016 and December 1, 2016 purchases, respectively, of shares of the Company’s common stock under the ESPP; Jimmie Harvey, Jr., M.D., a director, filed a Form 4 on March 28, 2016 reporting a March 12, 2016 grant of shares of the Company’s common stock for service on the Company’s Board of Directors; and Malcolm Hoenlein, a director, filed a Form 4 on March 28, 2016 reporting a March 12, 2016 grant of shares of the Company’s common stock for service on the Company’s Board of Directors.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

J. Jay Lobell, Chairman
Jimmie Harvey, Jr., M.D.
Dov Klein

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for creating and reviewing the compensation of the Company’s executive officers, as well as overseeing the Company’s compensation and benefit plans and policies and administering the Company’s equity incentive plans. This CD&A explains the Company’s compensation philosophy, policies and practices, focusing primarily on the compensation of our named executive officers as follows:

•	Lindsay A. Rosenwald, M.D., Chairman of our Board of Directors, President, and Chief Executive Officer;
•	Lucy Lu, M.D., Executive Vice President and Chief Financial Officer;
•	George Avgerinos, Ph.D., Senior Vice President, Biologics Operations; and
•	Michael S. Weiss, Executive Vice Chairman, Strategic Development.

Compensation Philosophy

The Company believes in providing to its executive management team a competitive total compensation package featuring a combination (the elements of which combination may vary from executive to executive) of base salary, discretionary bonuses, equity grants, severance and change in control benefits and broad-based benefits programs. The executive compensation programs are designed to achieve the following objectives:

•	reward performance;
•	attract, motivate and retain executives of outstanding ability and potential; and
•	ensure that executive compensation is rationally related to building stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should be oriented towards a merits-based metric that rewards consistent performance that meets or exceeds expectations. The Board evaluates both performance and compensation and seeks to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the biopharmaceutical and life sciences industries, taking into account the Company’s relative performance and its own strategic objectives.

Setting Executive Compensation

The Company has historically conducted a review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its executive officers. The Company has based this review on, among other things, the experience of the members of the Board of Directors, several of whom sit on the boards of directors of other companies in the life sciences and healthcare fields. In 2015, the Company also conducted a stockholder advisory vote on the compensation of its named executive officers and was pleased that, at that time, the holders of approximately 82.6% of its outstanding common stock voting on the matter voted in favor of the compensation of its named executive officers as disclosed in the proxy materials for the 2015 Annual Meeting of Stockholders.

The Company has long been committed to its pay-for-performance compensation principles and has, in the past, used independent compensation consulting firms to provide advice and information relating to executive and director compensation. While the Compensation Committee may use an outside compensation consultant in the future, it continues to seek and take into account publicly available data relating to the compensation practices and policies of other similar companies. While the Compensation Committee has not yet determined to benchmark executive compensation against any particular group of companies or to use a formula to set executive compensation in relation to such survey data, its review of overall industry data remains relevant to the Compensation Committee’s mindset. We expect that, certainly for the foreseeable future, members of the Compensation Committee will continue to research and reflect upon ongoing industry trends as they apply their discretion to make compensation decisions.

Elements of Executive Compensation

The compensation program for the Company’s executive officers consists principally of three components, although the relative composition of such components will vary from executive to executive:

•	base salary;
•	annual discretionary bonuses; and
•	long-term compensation in the form of equity-based awards.

Base Salary

Salary is one of several components in our executive compensation program. Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding salary increases, the Company may also draw upon the experience of members of the Board of Directors who serve or have served as directors of other companies. The Board has not typically applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with the Company’s intent of offering base salaries that are cost-effective while remaining competitive.

While other of the Company’s executives are paid salaries typical within the industry for persons of their experience and expertise, Dr. Rosenwald and Mr. Weiss have elected to largely forego the payment of salary in exchange for participation in the merits-based programs described below. In particular, Dr. Rosenwald and Mr. Weiss are paid only the minimum wages that must be paid to full-time employees under New York State labor laws. In 2017, the Company’s Compensation Committee balanced considerations regarding base salary with the overall compensation index in the northeast and increased the salaries of Drs. Lu and Avgerinos by approximately 5% and decided to still consider these individuals for an annual bonus.

Annual Discretionary Bonuses

In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. As part of the annual performance reviews, the Compensation Committee reviews and analyzes each executive officer’s overall performance against such executive’s goals as identified by the Compensation Committee. Drs. Lu and Avgerinos are each eligible for a maximum discretionary bonus of 40% of their salaries pursuant to the terms of their employment agreements. Dr. Lu is also eligible for additional discretionary bonuses of $46,875, $93,750, $187,500, and $375,000 based on the achievement of milestones tied to the Company reaching a market capitalization of $125 million, $250 million, $500 million, and $1 billion, respectively. In 2016, no additional discretionary bonuses were earned and paid to Dr. Lu.

Following 2016, the Compensation Committee, including pursuant to input that it solicited from and was provided by executive management, reviewed the annual performance in 2016 of Drs. Lu and Avgerinos, each of whom is eligible for a discretionary bonus. The Compensation Committee reviewed 2016 performance targets, which included their individual performances, their execution of the Company’s growth strategy and the Company’s overall performance in 2016. After detailed discussion, the Compensation Committee approved that 2016 executive bonuses be paid at 100% of the eligible bonus amount and thereby approved bonuses to Dr. Lu in the amount of $135,828, in recognition of her overall implementation of the Company’s growth strategy, in particular as it pertains to Avenue Therapeutics, Inc., and to Dr. Avgerinos in the amount of $145,530, in recognition of his performance and guidance in connection with the progression of in-licensed technologies through the developmental process, his diligence in respect of prospective licensing candidates, his efforts in connection with the management of the Company’s and Company subsidiaries’ technology licenses, and his overall implementation of the Company’s growth strategy.

Long Term Incentive Plan

In 2015, Company stockholders approved the Previous LTIP for Dr. Rosenwald and Mr. Weiss. The Previous LTIP consists of a program to grant equity interests in the Company and newly formed subsidiaries and a performance-based bonus program that is designed to result in performance-based compensation that is deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended. On January 1 of each year, the Previous LTIP entitles the Company to grant restricted shares of common stock of the Company to Dr. Rosenwald and Mr. Weiss equal to up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year. In the case of Dr. Rosenwald and Mr. Weiss, such goals and objectives include, among other things, the Company’s in-licensing of new medical technologies of substantial promise, operational and cash management, the Company’s issuance of new debt securities, the Company’s achievement of developmental, regulatory and clinical milestones in respect of its in-licensed technologies, the recruitment and retention of personnel, share price performance, trading volume of the Company’s public securities, and the overall positioning of the Company within its relevant market.

On January 1, 2017, the Compensation Committee granted each of Dr. Rosenwald and Mr. Weiss an equity grant pursuant to the Previous LTIP equal to one percent (1%) of the total outstanding shares of the Company in recognition of their performance in 2016, including their material satisfaction of the criteria identified above. Such shares are subject to repurchase by the Company until both of the following conditions are met: (i) the Company’s market capitalization increases by a minimum of $100,000,000, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the Previous LTIP, or the eligible employee has had an involuntary separation from service (as defined in the Previous LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the Previous LTIP) if the eligible employee is in service on the date of the corporate transaction. In addition, pursuant to the Previous LTIP, upon the formation of each new subsidiary of the Company, Dr. Rosenwald and Mr. Weiss are to each receive five percent (5%) of the total outstanding shares of common stock of the subsidiary. Accordingly, in 2016, Dr. Rosenwald and Mr. Weiss were each granted warrants for 500,000 shares of common stock of Cellvation, Inc. Pursuant to the Previous LTIP, Dr. Rosenwald and Mr. Weiss are also eligible for performance-based cash bonuses not to exceed an annual aggregate amount of $1,000,000, and in December 2016, the Compensation Committee reviewed the 2016 performance targets and approved a $500,000 cash bonus for each of Dr. Rosenwald and Mr. Weiss, again in recognition of their material satisfaction of the performance criteria identified above.

The Company’s Board of Directors is seeking stockholder approval to amend and restate the Previous LTIP. Please see Proposal Three above for a description of the proposed changes to the Previous LTIP and Exhibit B of this Proxy Statement for a copy of the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan.

Equity Incentive Compensation

The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders, encouraging long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. The Company grants equity awards to its executives pursuant to the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended (the “2013 Plan”). While the Company has not adopted stock ownership guidelines, the 2013 Plan provides executive officers a means to acquire equity or equity-linked interests in the Company. Other than the LTIP’s performance-based equity grants made on January 1 of each calendar year, the Company does not have any program, plan, or obligation that requires it to grant equity compensation on specified dates. Under the 2013 Plan, authority to make equity grants to executive officers rests with the Board of Directors, which considers the recommendations of the Chairman, President and the Chief Executive Officer when making grants to officers other than himself, and will in the future take into account the recommendation of the Compensation Committee.

While the Company has awarded stock options to the executive officers as incentives in the past, it more recently has awarded restricted stock to its executives and may do so again in the future. The Company believes that awards of restricted stock have clearer and less onerous accounting implications than options. In addition, because the grants have some value even if the Company’s stock price decreases, the Company can grant fewer shares, resulting in less potential dilution to stockholders. Finally, the Company believes that granting stock supports the culture of ownership at the Company and is an important element in maintaining strong employee morale and retention.

In 2016, given the Company’s efforts to continue to execute on its growth strategy, no equity awards were granted to the Company’s executive officers under the 2013 Plan.

Executive Employment Agreements

Set forth below are descriptions of the principal terms of the employment agreements with our named executive officers.

Dr. Rosenwald and Mr. Weiss

The Company has not entered into employment agreements with either Dr. Rosenwald or Mr. Weiss.

Dr. Lu

In February 2012, the Company entered into an employment agreement with Dr. Lu, its Executive Vice President and Chief Financial Officer, which provides that if the Company terminates Dr. Lu without cause or she resigns for good reason, she will be entitled to: (i) severance payments at a rate equal to her base salary then in effect for a period of six months following her termination date; and (ii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Lu is terminated without cause or resigns for good reason within six months following a change in control of the Company, she will be entitled to an additional six months of severance payments (for a total of 12 months) and 100% of the shares subject to options and other equity awards granted to her will fully vest as of the date of her execution of a release in connection with such termination.

“Cause” is defined as:

•	her willful failure, disregard or refusal to perform her material duties or obligations under the employment agreement which, to the extent it is curable by her, is not cured within thirty (30) days after the Company gives her written notice;
•	a willful, intentional or grossly negligent act of Dr. Lu having the effect of materially injuring (whether financially or otherwise) the business or reputation of the Company or any of its affiliates;
•	willful misconduct by Dr. Lu with respect to any of her material duties or obligations under the employment agreement, including, without limitation, willful insubordination with respect to lawful directions received from the Board of Directors which, to the extent it is curable by Dr. Lu, is not cured within thirty (30) days after the Company gives her written notice;
•	her indictment of any felony involving moral turpitude (including entry of a nolo contendere plea);
•	the determination, after a reasonable and good-faith investigation by the Company, that Dr. Lu engaged in some form of harassment or discrimination prohibited by law (including, without limitation, age, sex or race harassment or discrimination), unless the actions were specifically directed by the Board of Directors;
•	material misappropriation or embezzlement of the property of the Company or its affiliates (whether or not a misdemeanor or felony); or
•	her material breach of any of the provisions of the employment agreement, of any Company policy, and/or of her proprietary information and inventions agreement.

“Good reason” is defined as:

•	a material reduction of Dr. Lu’s base salary unless such reduction occurs in connection with a Company-wide decrease in executive compensation;
•	a material breach of the employment agreement by the Company; or
•	a material adverse change in Dr. Lu’s duties, authority, or responsibilities relative to her duties, authority or responsibilities in effect immediately prior to such reduction.

Dr. Avgerinos

In June 2013, the Company entered into an employment agreement with Dr. Avgerinos, its Senior Vice President, Biologics Operations, which provides that if the Company terminates Dr. Avgerinos without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Avgerinos is terminated without cause or resigns for good reason within six months following a change in control of the Company, 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination.

“Cause” is defined as:

•	his conviction of fraud, embezzlement or misappropriation with respect to the Company;
•	the material breach by Dr. Avgerinos of a material term of his employment agreement;
•	the material breach by Dr. Avgerinos of the Proprietary Information and Inventions Agreement between Dr. Avgerinos and the Company;
•	the breach of his fiduciary duties to the Company;
•	the willful failure or refusal to perform his material duties under the employment agreement or failure to follow any specific lawful instructions of the Company’s Chief Executive Officer;
•	his conviction or plea of nolo contendere in respect of a felony or of a misdemeanor involving moral turpitude; or
•	the willful or negligent misconduct of Dr. Avgerinos that has a material adverse effect on the property, business or reputation of the Company.

“Good reason” is defined as:

•	a material reduction of Dr. Avgerinos’s base salary unless such reduction occurs in connection with a Company-wide decrease in executive compensation;
•	a material breach of the employment agreement by the Company; or
•	a material diminution of his authority, duties or responsibilities.

Summary of Potential Payments Upon Termination of Employment or Change in Control

The following table sets forth potential payments payable to the Company’s named executive officers who were serving as such on December 31, 2016 upon: (i) termination of employment without cause, or resignation for good reason; and (ii) termination of employment without cause, or resignation for good reason, following a change in control. The table reflects amounts payable by the Company to such named executive officers assuming their employment was terminated on December 31, 2016 and, if applicable, a change in control also occurred on such date.

	Upon Termination without Cause or Resignation for Good Reason – No Change of Control			Upon Termination without Cause or Resignation for Good Reason – Change of Control
Name	Cash Severance	Value of Accelerated Vesting(1)	Total	Cash Severance	Value of Accelerated Vesting(1)	Total
Lindsay A. Rosenwald, M.D.	$—	$—	$—	$—	$6,722,406	$6,722,406
Lucy Lu, M.D.	$169,785	$—	$169,785	$339,570	$—	$339,570
George Avgerinos, Ph.D.	$363,825	$405,000	$768,825	$363,825	$1,485,000	$1,848,825
Michael S. Weiss	$—	$—	$—	$—	$15,269,463	$15,269,463

(1)	The value of accelerated vesting is equal to $2.70 per share, the closing price per share of the Company’s common stock as quoted on the Nasdaq Capital Market on December 30, 2016, the last trading day of the fiscal year, for the purposes hereof, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price (if applicable).

Perquisites

From time to time, the Company has provided certain of the named executive officers with perquisites that the Board of Directors believes are reasonable. The Company does not view perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and the Company may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the Compensation Committee.

Employee Stock Purchase Plan

On December 19, 2011, the Board of Directors approved the ESPP, providing for the issuance of up to 200,000 shares of common stock to eligible employees, including the Company’s executive officers. Eligible employees can purchase the Company’s common stock at the end of a predetermined offering period at a price equal to 85% of the lesser of the fair market value at the beginning or end of the offering period. Offerings are six months in duration and commence on December 1 and June 1 of each year. During the period from December 1, 2012 through November 30, 2016, 177,919 shares were issued pursuant to the ESPP. Employee contributions are made through payroll deductions throughout the offering period and, subject to certain limitations, are used to purchase shares at the end of each offering period. As of December 31, 2016, 22,081 shares were available for issuance under the ESPP. The ESPP is compensatory and will result in stock-based compensation expense.

The Company’s Board of Directors is seeking stockholder approval to amend the ESPP. Please see Proposal Two above for a description of the proposed changes to the ESPP and Exhibit A of this Proxy Statement for a copy of the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended.

Other Compensation

Consistent with the Company’s compensation philosophy, it intends to continue to maintain the current benefits for executive officers, which are also available to other employees; however, the Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems advisable.

Deductibility of Compensation under Section 162(m)

Section 162(m) of the Code generally limits the Company’s deduction for federal income tax purposes to $1 million of compensation paid to certain executive officers in a calendar year. However, compensation above $1 million that is considered “performance-based compensation” may be deducted. It is expected that the Compensation Committee will evaluate the effects of the deduction limits of Section 162(m) on any compensation it proposes to grant in the future and that future compensation will be provided in a manner consistent with the Company’s best interests and those of its stockholders.

Risk Analysis of the Company’s Compensation Program

The Board of Directors has reviewed the Company’s compensation policies as generally applicable to its employees and believes that the policies do not encourage excessive and unnecessary risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of the Company’s compensation policies and programs encourages the employees to remain focused on both short- and long-term goals. For example, while the Company’s cash bonus plans measure performance on an annual basis, the equity awards typically vest over a number of years, which the Company believes encourage employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2014, 2015 and 2016.

Name and principal position(s)	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Lindsay A. Rosenwald, M.D. Chairman, President and Chief Executive Officer	2016	$29,689	$—	$1,492,285	$500,000	$12,020	$2,033,994
	2015	28,275	—	1,424,111	500,000	1,114,341	3,066,727
	2014	29,254	—	—	—	—	29,254
Lucy Lu, M.D. Executive Vice President and Chief Financial Officer	2016	339,570	135,828	—	—	820	476,218
	2015	323,400	129,360	—	—	820	453,580
	2014	307,875	92,400	—	—	820	401,095
George Avgerinos, Ph.D. Senior Vice President, Biologics Operation	2016	363,825	145,530	—	—	—	509,355
	2015	346,500	138,600	3,710,000	—	—	4,195,100
	2014	330,000	99,000	—	—	—	429,000
Michael S. Weiss Executive Vice Chairman, Strategic Development	2016	29,689	—	1,492,285	500,000	72,015	2,093,989
	2015	28,275	—	1,424,111	500,000	1,114,341	3,066,727
	2014	24,324	—	10,646,881	—	—	10,671,205

(1)	For 2016, Dr. Rosenwald and Mr. Weiss were paid only the minimum wages that must be paid to full-time employees under New York State labor laws.
(2)	For 2016, the Compensation Committee awarded discretionary bonuses of $135,828 to Dr. Lu and $145,530 to Dr. Avgerinos.
(3)	Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”). On January 1, 2017, Dr. Rosenwald and Mr. Weiss were each awarded 552,698 shares of restricted common stock of the Company (or one percent (1%) of the total outstanding shares of the Company) under the Previous LTIP for their performance in 2016. On January 1, 2016, Dr. Rosenwald and Mr. Weiss were each awarded 510,434 shares of restricted common stock of the Company (or one percent (1%) of the total outstanding shares of the Company) under the Previous LTIP for their performance in 2015. In July 2015, units that included 1,000,000 shares of restricted common stock of the Company were granted to Dr. Avgerinos pursuant to the terms of a Restricted Stock Unit Award Agreement in connection with the cancellation of his stock options granted in June 2013.
(4)	For each of 2015 and 2016, the Compensation Committee awarded each of Dr. Rosenwald and Mr. Weiss $500,000 under the Previous LTIP.
(5)	All other compensation for 2016 for each of Dr. Rosenwald and Mr. Weiss includes long-term disability premiums of $20 and $15, respectively, and the grant date fair value of a warrant issued to each on October 31, 2016 to purchase common stock of Cellvation, Inc. under the Previous LTIP (computed in accordance with FASB ASC Topic 718). All other compensation for 2016 for Mr. Weiss also includes $60,000 paid to him for his services as Executive Chairman of Checkpoint Therapeutics, Inc. All other compensation for 2015 for each of Dr. Rosenwald and Mr. Weiss relates to warrants granted for common stock of Company subsidiaries under the Previous LTIP and equals the grant date fair value computed in accordance with FASB ASC Topic 718 for 500,000 warrants issued on July 15, 2015 for common stock of each of Avenue Therapeutics, Inc., Checkpoint Therapeutics, Inc., Coronado SO Co., Escala Therapeutics, Inc., Helocyte, Inc., Journey Medical Corporation and Mustang Bio, Inc. All other compensation for 2014, 2015 and 2016 for Dr. Lu relates to $820 for long-term disability premiums.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding the grants of plan-based awards the Company made to its named executive officers in 2016.

Name	Grant Date		Estimated Possible Payouts under Non-Equity Incentive Plan Awards ($)		All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Lindsay A. Rosenwald, M.D.	01/01/2016	(2)			510,434			$1,424,111
	10/31/2016	(3)				500,000	$0.024	12,000
	12/31/2016		$500,000	(4)
Michael S. Weiss	01/01/2016	(2)			510,434			$1,424,111
	10/31/2016	(3)				500,000	$0.024	12,000
	12/31/2016		$500,000	(4)

(1)	The grant date fair value of the equity award is calculated in accordance with FASB ASC Topic 718. See Note 15 to the financial statements included in the Company’s Form 10-K filed with the SEC on March 16, 2017. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	Under the Previous LTIP, Dr. Rosenwald and Mr. Weiss are eligible to earn up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year, and five percent (5%) of the total outstanding shares of common stock of any new Company subsidiary at the time of formation. The shares of common stock of the Company that may be earned under the Previous LTIP are subject to repurchase by the Company until both of the following conditions are met: (i) the Company’s market capitalization increases by a minimum of $100,000,000, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the Effective Date of the Previous LTIP, or the eligible employee has had an involuntary separation from service (as defined in the Previous LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the Previous LTIP) if the eligible employee is in service on the date of the corporate transaction.
(3)	Represents a warrant for 500,000 shares of common stock of Cellvation, Inc. issued to Dr. Rosenwald or Mr. Weiss, as applicable, under the Previous LTIP.
(4)	Under the Previous LTIP, Dr. Rosenwald and Mr. Weiss are eligible for performance-based cash bonuses every year not to exceed an annual aggregate amount of $1,000,000.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table sets forth certain information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares ($)(1)
Lindsay A. Rosenwald, M.D.	25,000	—	$1.37	10/05/2020	510,434		1,378,172	1,979,346	(2)	$5,344,234
	15,000	—	6.25	02/10/2022
	15,000	—	7.42	02/07/2023
	500,000	—	0.15	07/15/2025
	500,000	—	0.13	07/15/2025
	500,000	—	1.19	07/15/2025
	500,000	—	0.07	07/15/2025
	500,000	—	0.10	07/15/2025
	500,000	—	0.65	07/15/2025
	500,000	—	0.15	07/15/2025
	500,000	—	0.024	10/31/2026
Lucy Lu, M.D.	225,000	—	6.85	02/22/2022	—		—	—		—
George Avgerinos, Ph.D.	—	—	—	—	—		—	550,000	(3)	1,485,000
Michael S. Weiss	30,000	—	2.10	12/19/2023	510,434		1,378,172	1,979,346	(4)	5,344,234
	500,000	—	0.15	07/15/2025	3,298,778	(5)	8,906,701	—		—
	500,000	—	0.13	07/15/2025
	500,000	—	1.19	07/15/2025
	500,000	—	0.07	07/15/2025
	500,000	—	0.10	07/15/2025
	500,000	—	0.65	07/15/2025
	500,000	—	0.15	07/15/2025
	500,000	—	0.024	10/31/2026

(1)	Based on $2.70 per share, the closing price of our common stock on the Nasdaq Capital Market on December 30, 2016, the last trading day of the fiscal year.
(2)	Pursuant to the terms of Dr. Rosenwald’s Restricted Stock Issuance Agreement for 1,979,346 shares of restricted stock of the Company, each one-third of the shares issued to Dr. Rosenwald vests when the Company achieves market capitalization of two, three, and four times the market capitalization as of the date of such grant, but in no event earlier than three, four, and five years following the date of grant, respectively.
(3)	In July 2015, units for 1,000,000 shares of restricted common stock were granted to Dr. Avgerinos pursuant to the terms of a Restricted Stock Unit Award Agreement in connection with the cancellation of his stock options granted in June 2013. The units vested 15% immediately and an additional: (i) 15% per year over three years commencing the later of trading availability or July 1, 2016; (ii) 15% based on the achievement of a stock price of greater than $5 per share or achievement of a commercial milestone determined by the Board of Directors; and (iii) 25% based on the achievement of a stock price of $7 per share or achievement of a commercial milestone determined by the Board of Directors.
(4)	Pursuant to the terms of Mr. Weiss’s Restricted Stock Issuance Agreement for 1,979,346 shares of restricted stock of the Company, each one-third of the restricted stock issued to Mr. Weiss vests when the Company achieves market capitalization of two, three, and four times the current market capitalization on the date of grant of the shares, but in no event earlier than three, four, and five years following the date of grant, respectively.
(5)	Pursuant to the terms of Mr. Weiss’s 2014 Restricted Stock Issuance Agreement for 3,958,692 shares: 16.67% of the shares vested on February 20, 2015; 33.33% of the shares will vest on February 20, 2018; and the remainder of the shares will vest in installments of 10% of the shares upon each closing by the Company of a corporate development transaction provided that if any such corporate development transaction occurs prior to February 20, 2019, vesting of each such 10% of the remainder of the shares will occur on February 20, 2019, subject to Mr. Weiss’s continued employment with the Company.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the vesting of shares of restricted stock during 2016 for named executive officers.

Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Lindsay A. Rosenwald, M.D.	—		—
Lucy Lu, M.D.	—		—
George Avgerinos, M.D.	150,000	(2)	$378,000
Michael S. Weiss	—		—

(1)	The amounts reported represent market value on the date of vesting.
(2)	Includes 150,000 restricted stock units that vested on September 14, 2016, pursuant to Dr. Avgerinos’ Restricted Stock Unit Agreement. See footnote 3 to the Outstanding Equity Awards at 2016 Fiscal Year-End table.

Pension Benefits

None of the Company’s named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by the Company.

DIRECTOR COMPENSATION IN FISCAL YEAR 2016

In October 2010, the Board of Directors adopted a compensation program for its non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of the Board who is not a Company employee and who is not otherwise receiving compensation from the Company pursuant to another arrangement, will receive an annual cash retainer of $30,000, payable quarterly, and may receive an initial stock option, restricted stock or restricted stock unit grant for shares of the Company’s common stock. Any such initial stock option, restricted stock or restricted stock unit grant will vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby committee members and committee chairs will receive additional annual cash retainers of $5,000 and $10,000, respectively, payable quarterly. In addition, members may annually receive a restricted stock or restricted stock unit grant for (i) up to 50,000 shares of the Company’s common stock for service on the Board and (ii) up to 50,000 shares of the Company’s common stock for service on the Strategic Transaction Committee. Beginning in 2012, Audit Committee members and chairs will receive additional annual cash retainers of $7,500 and $15,000, respectively, payable quarterly.

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2016.

Name	Fees Earned or paid in Cash(1) ($)	Stock Awards(2) ($)		All Other Compensation ($)		Total ($)
Jimmie Harvey, Jr., M.D.	$47,500	$279,000	(3)	$—		$326,500
Malcolm Hoenlein	35,000	175,500	(3)	—		210,500
Dov Klein	60,000	279,000	(4)	—		339,000
J. Jay Lobell	67,500	279,000		—		346,500
Eric K. Rowinsky, M.D.	35,000	279,000		250,000	(5)	564,000

(1)	Represents director and committee fees paid for or accrued in 2016.
(2)	On January 1, 2016, the Company granted shares of its common stock to certain directors for their service on the Board of Directors and additionally, in the case of Messrs. Lobell and Klein and Drs. Harvey and Rowinsky, for their service on the Strategic Transaction Committee, pursuant to Restricted Stock Issuance Agreements. The shares vest one-third on each of the first three anniversaries of the date of grant, subject to certain restrictions. The Company retains the right to repurchase unvested shares as specified in the agreements. Amounts listed represent the aggregate fair value amount computed as of the grant date of each award during 2016 in accordance with FASB ASC Topic 718.
(3)	In 2016, Dr. Harvey and Mr. Hoenlein elected to defer 100% of the value of their stock awards. This amount was credited to each of their deferred compensation accounts, respectively.
(4)	In 2016, Mr. Klein elected to defer 80% of the value of his stock award. This amount was credited to his deferred compensation account.
(5)	In 2016, Dr. Rowinsky received $250,000 in compensation for consulting services provided to the Company.

Non-Qualified Deferred Compensation

On March 12, 2015, the Compensation Committee of the Board approved a deferred compensation plan (the “Plan”) for non-employee directors (“Participants”). The Plan is administered by the Compensation Committee and intended to be a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Pursuant to the Plan, a Participant can defer all or a portion of Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.

On the tenth business day of January of the year following the Participant’s termination of service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares. Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Board of Directors who served on the Compensation Committee during 2016 were Chairman Mr. Lobell, Dr. Harvey, and Messrs. Klein. None of Messrs. Klein or Lobell or Dr. Harvey serves or in the past has served as one of the Company’s officers or has been employed by the Company and none of the Company’s executive officers has served on the Compensation Committee or board of directors of any company that employed any member of the Compensation Committee or Board.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2016, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth immediately below and other than compensation, termination, and change-in-control arrangements, all of which are described under — Compensation Discussion and Analysis above.

The written charter of the Audit Committee authorizes and the Nasdaq Stock Market listing rules require the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Shared Services Agreement with TGTX

In July 2015, TG Therapeutics, Inc. (“TGTX”) and the Company entered into an arrangement to share the cost of certain research and development employees. The Company’s Executive Vice Chairman, Strategic Development, is Executive Chairman, Chief Executive Officer and President of TGTX. Under the terms of the Agreement, TGTX will reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on TGTX related projects. For the year ended December 31, 2016, the Company invoiced TGTX $800,000. The Company received payments of $71,800 for the year ended December 31, 2016.

Desk Space Agreement

On October 3, 2014, the Company entered into Desk Space Agreements with OPPM and TGTX, to occupy 20% and 40%, respectively, of their New York, NY office space that require OPPM and TGTX to pay their share of the average annual rent of $0.5 million and $1.1 million, respectively. These initial rent allocations will be adjusted periodically, for each party, based upon the actual percentage of the office space occupied. Additionally, the Company has reserved the right to execute desk space agreements with other related and unrelated third parties and those arrangements will also affect the cost of the lease actually borne by the Company. The Desk Share Agreement was amended in May 2016, adjusting the initial rent allocations to 45% for TGTX and 10% for OPPM. The lease was executed by the Company to further the Company’s business strategy, which includes forming additional subsidiaries and/or affiliate companies. The lease is subject to early termination by the Company, or in circumstances including events of default, by the landlord, and includes a five-year extension option in favor of the Company. Mr. Weiss, our Executive Vice Chairman, Strategic Development and a member of our Board of Directors, also serves as Executive Chairman, Interim Chief Executive Officer and President of TGTX and serves as OPPM’s Co-Portfolio Manager and Partner.

Opus Credit Facility

On September 14, 2016, the Company entered into a Credit Facility Agreement (the “Opus Credit Facility”) with Opus Point Healthcare Innovations Fund, L.P. (“OPHIF”). Since the Company’s Chairman, President and Chief Executive Officer and the Company’s Executive Vice President, Strategic Development, are Co-Portfolio Managers and Partners of Opus Point Partners Management, LLC, an affiliate of OPHIF, all of the disinterested directors of the Company’s Board of Directors approved the terms of the Credit Facility Agreement and accompanying Pledge and Security Agreement and forms of Note and Warrant. Pursuant to the Opus Credit Facility, the Company may borrow up to a maximum aggregate amount of $25.0 million from OPHIF and any other lender that joins the Credit Facility Agreement from time to time (OPHIF and each subsequent lender, a “Lender”) under one or more convertible secured promissory notes (each a “Note”) from September 14, 2016 until September 1, 2017 (the “Commitment Period”). All amounts borrowed under the Credit Facility Agreement must be paid in full on September 14, 2018 (the “Maturity Date”), though the

Company may prepay the Notes at any time without penalty. Pursuant to the Opus Credit Facility and form of Note, each Note will bear interest at 12% per annum and interest will be paid quarterly in arrears commencing on December 1, 2016 and on the first business day of each September, December, March and June thereafter until the Maturity Date.

The Company may terminate the Opus Credit Facility upon notice to the Lenders and payment of all outstanding obligations thereunder. Notwithstanding any early termination of the Opus Credit Facility, within 15 days after termination of the Commitment Period, the Company will issue each Lender warrants (each a “Warrant”) pursuant to the terms of the Opus Credit Facility and form of Warrant to purchase their pro rata share of (a) 1,500,000 shares of Common Stock; and (b) that number of shares of Common Stock equal to the product of (i) 1,000,000, times (ii) the principal amount of all Notes divided by 25,000,000. The Warrants will have a five-year term and will be exercisable at a price of $3.00 per share.

During 2016, the Company did not pay any principal on the Opus Credit Facility. As of December 31, 2016, $7.0 million was outstanding under the Opus Credit Facility net of a debt discount related to the allocated value of the warrants of $2.0 million.

Avenue Therapeutics, Inc.

Founders Agreement and Management Services Agreement

Effective as of February 17, 2015, the Company entered into a Founders Agreement with Avenue Therapeutics, Inc. (“Avenue”), which was amended and restated on September 13, 2016 (the “Avenue Founders Agreement”). The Company’s Executive Vice President and Chief Financial Officer serves as Interim President and Chief Executive Officer of Avenue. Pursuant to the Avenue Founders Agreement, Avenue assumed $3.0 million in debt from the Company in consideration of the time and capital expended in the formation of Avenue and certain intellectual property rights the Company assigned to Avenue. As additional consideration, Avenue will also: (i) pay an equity fee in shares of Avenue common stock equal to two and one half percent (2.5%) of the gross amount of any equity or debt financing for Avenue or any of its subsidiaries; and (ii) pay an annual cash fee equal to four and one half percent (4.5%) of Avenue’s annual net sales. In the event of a Change in Control, Avenue will pay a one-time change in control fee equal to five (5x) times the product of (i) net sales for the twelve (12) months immediately preceding the change in control and (ii) four and one-half percent (4.5%). Effective as of February 17, 2015, the Company entered into a Management Services Agreement with Avenue and each of Avenue’s current directors and officers who are directors or officers of the Company, pursuant to which Avenue will pay the Company an annual consulting fee of $0.5 million to render certain advisory and consulting services (the “Annual Consulting Fee”). The Annual Consulting Fee shall be increased to $1.0 million for each calendar year in which Avenue has net assets in excess of $100.0 million at the beginning of the calendar year.

Convertible Notes

On December 31, 2016, Avenue held the first closing of the sale of convertible promissory notes (the “Avenue Notes”), which are guaranteed by the Company. The Avenue Notes have an initial term of 18 months that can be extended at the option of the holder and accrue simple interest at the rate of 5% per annum for the first 12 months and 8% per annum simple interest thereafter. The outstanding principal and interest of the Avenue Notes automatically converts into the type of equity securities sold by Avenue in the next sale of equity securities in which Avenue realizes aggregate gross cash proceeds of at least $10.0 million (before commissions or other expenses and excluding conversion of the notes) at a conversion price equal to the lesser of (a) the lowest price per share at which equity securities of Avenue are sold in such sale less a 33% discount and (b) a per share price based on a pre-offering valuation of $30.0 million divided by the number of common shares outstanding on a fully-diluted basis. The offering expired on December 31, 2016, as of which date Avenue had $0.2 million outstanding under the Avenue Notes.

Founders Agreement and Management Services Agreement with Mustang Bio, Inc.

Effective as of March 13, 2015, the Company entered into a Founders Agreement with Mustang Bio, Inc. (“Mustang”), which was amended and restated on May 17, 2016 and again on July 26, 2016 (the “Mustang Founders Agreement”). The Company’s Executive Vice Chairman, Strategic Development serves as Chairman of the Board of Directors of Mustang and, throughout 2016, Mustang’s President and CEO. Pursuant to the

Mustang Founders Agreement, the Company loaned Mustang $2.0 million, provided time and capital related to the formation of Mustang and identified specific assets for Mustang’s acquisition. In consideration of the Mustang Founders Agreement, Mustang will: (i) pay an equity fee in shares of Mustang common stock equal to two and one half percent (2.5%) of the gross amount of any equity or debt financing for Mustang or any of its subsidiaries; and (ii) pay an annual cash fee equal to four and one half percent (4.5%) of Mustang’s annual net sales. In the event of a Change in Control, Mustang will pay a one-time change in control fee equal to five (5x) times the product of (i) net sales for the twelve (12) months immediately preceding the change in control and (ii) four and one-half percent (4.5%). As additional consideration for the Mustang Founders Agreement, Mustang assumed $3.6 million in debt from the Company on July 5, 2016. Effective as of March 13, 2015, the Company entered into a Management Services Agreement with Mustang and each of the Mustang’s current directors and officers who are directors or officers of the Company, pursuant to which Mustang will pay the Company an annual consulting fee of $0.5 million to render certain advisory and consulting services (the “Annual Consulting Fee”). The Annual Consulting Fee shall be increased to $1.0 million for each calendar year in which Mustang has net assets in excess of $100.0 million at the beginning of the calendar year.

National Holdings Corporation

In September 2016, pursuant to the terms of a Merger Agreement between National Holdings Corporation (together with its subsidiaries, herein referred to as “National”) and the Company, the Company acquired 56.6% of National for $22.9 million, thereby becoming the majority shareholder of National. The Company’s Executive Vice Chairman, Strategic Development is the Chairman of the Board of Directors of National. In the normal course, National provides the Company and the Company’s subsidiaries with placement agent services in connection with third party raises. For the 20 day period ended September 30, 2016, National received fees of $1.3 million from the Company related to private offerings conducted by the Company’s subsidiaries. Additionally, the Company’s Chairman, President and Chief Executive Officer and the Company’s Executive Vice Chairman, Strategic Development are both Co-Portfolio Managers and Partners of OPPM, which owns approximately 4.6% of National.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and the Bylaws. The Company has not received any stockholder proposals for consideration at its 2017 Annual Meeting of Stockholders.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in the Company’s proxy solicitation materials for its 2018 Annual Meeting of Stockholders, it must be delivered to the Company’s corporate secretary at 2 Gansevoort Street, 9th Floor, New York, New York 10014 by December 27, 2017; provided, however, that if the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or after June 7, 2018, notice by the stockholder must be delivered not later than the close of business on the later of (1) the 90th day prior to the 2018 Annual Meeting of Stockholders or (2) the 10th day following the first public announcement of the date of the 2018 Annual Meeting of Stockholders.

Under the Bylaws, stockholders wishing to nominate a director must deliver written notice of the nomination to the Company’s corporate secretary not more than 75 days and not less than 45 days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders, provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, if the stockholder has timely provided the Company with a solicitation notice (an affirmative statement of the stockholder’s intent to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required to elect a director nominee), such stockholder must have delivered a proxy statement and form of proxy to such holders and have included the solicitation notice in such materials. Stockholder notices must set forth specific information as more fully described in the Bylaws and — Corporate Governance Matters — Selection of Nominees for the Board of Directors above.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which the Company does not have notice prior to March 12, 2018.

HOUSEHOLDING MATTERS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Proxy Statement either now or in the future, please contact the Company’s corporate secretary either by calling 781-652-4500 or by writing Attn: Corporate Secretary, 2 Gansevoort Street, 9th Floor, New York, New York 10014. Upon written or oral request to the corporate secretary, the Company will provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders sharing an address can request delivery of a single copy of proxy statements if they are receiving multiple copies upon written request to the Company’s corporate secretary at the address and telephone number stated above.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC is accessible free of charge on our website at www.fortressbiotech.com, under the Investors — SEC Filings — Annual Meeting Materials section of our website. It contains audited financial statements covering fiscal years ended December 31, 2016, 2015 and 2014. You can request a copy of the Company’s Annual Report on Form 10-K free of charge by calling 781-652-4500 or sending an e-mail to ir@fortressbiotech.com. Please include your contact information with the request.

OTHER MATTERS

The Company does not know of any other matters to be submitted at the meeting. If any other matters properly come before the 2017 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 26, 2017

DIRECTIONS TO THE ANNUAL MEETING
OF FORTRESS BIOTECH, INC.

The 2017 Annual Meeting of Stockholders is to be held at the offices of Alston & Bird LLP on Park Avenue in midtown Manhattan, between 39th and 40th streets, two blocks south of Grand Central Terminal.

From the Airport

•	Several major airports serve the greater New York City metropolitan area. These include LaGuardia Airport, JFK International Airport, and Newark International Airport, among others. From each airport, we suggest you take a taxi directly to the Annual Meeting of Stockholders. There are also bus services that will deposit you in midtown. If arriving by car, there are several parking garages within walking distance of the Annual Meeting of Stockholders.

By Subway

•	The nearest subway stop is at Grand Central Terminal, which is also the New York terminus for MetroNorth trains arriving from upstate New York and Connecticut. Take the 4, 5, 6, or 7 train to Grand Central and exit the terminal on the 42nd Street side. Cross 42nd Street and walk south on Park Avenue to number 90, on your right.
•	Alternatively, take the 1, 2, 3, 9, N, or R trains to 42nd Street/Times Square and then take the Shuttle to Grand Central.
•	If arriving via the B, D, F, or Q train, exit at 6th Avenue and 42nd Street/Bryant Park and walk east on 40th Street until you get to Park Avenue. Walk south on Park Avenue to number 90, on your right.

By Train

•	From Penn Station, take the 1, 2, 3, or 9 subway to 42nd Street/Times Square and the Shuttle to Grand Central. Exit the terminal on the 42nd Street side. Cross 42nd Street and walk south on Park Avenue to number 90, on your right.

Exhibit A

AMENDMENT TO THE
CORONADO BIOSCIENCES, INC.
2012 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the Board of Directors of Fortress Biotech, Inc. (the “Company”) deem it to be in the best interests of the Company to amend, and have approved at the next annual meeting of the stockholders of the Company, the amendment of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) as set forth below, effective April 14, 2017;

NOW, THEREFORE, the ESPP shall be amended as follows.

1. To reflect the change in the Company’s name, all references in the ESPP to “Coronado Biosciences, Inc.” and “Coronado” are replaced with “Fortress Biotech, Inc.” and “Fortress” respectively.

2. Section 3 of the ESPP is deleted in its entirety and the following substituted in lieu thereof:

3. Share Reserve.  The maximum number of shares which may be issued under the Plan shall be Four Hundred Thousand (400,000) shares of Fortress’s authorized but unissued common stock, $0.001 par value (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

3. Except as herein amended, the terms and provisions of the ESPP shall remain in full force and effect as originally adopted and approved, as amended to date.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan was adopted by the Company’s Board of Directors on April 14, 2017.

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay A. Rosenwald, M.D. Lindsay A. Rosenwald, M.D. President and Chief Executive Officer

Coronado Biosciences, Inc.

2012 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.  The Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) is established to provide eligible employees of Coronado Biosciences, Inc., a Delaware corporation, and any successor corporation thereto (collectively, “Coronado”), and any current or future parent corporation or subsidiary corporations of Coronado as the Board of Directors of Coronado (the “Board”) shall from time to time designate (collectively referred to as the “Company” and individually referred to as a “Participating Company”), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Coronado. For purposes of the Plan, the terms “parent corporation” and “subsidiary corporation” shall have the meanings as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

Coronado intends that the Plan shall qualify as an “employee stock purchase plan” under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

An employee participating in the Plan (a “Participant”) may withdraw such Participant’s accumulated payroll deductions (if any) and terminate participation in the Plan or any Offering (as defined below) therein at any time during a Purchase Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan to purchase shares of common stock of Coronado (each a “Purchase Right”, and collectively, the “Purchase Rights”) which may or may not be exercised at the end of a Purchase Period.

2. Administration.  The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3. Share Reserve.  The maximum number of shares which may be issued under the Plan shall be Two Hundred Thousand (200,000) shares of Coronado’s authorized but unissued common stock, $.001 par value (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

4. Eligibility.  Any employee of a Participating Company is eligible to participate in the Plan except employees who:

(a) customarily work 20 hours or less per week for a Participating Company;

(b) customarily work not more than five months in any calendar year for a Participating Company; or

(c) as of the start of an Offering, own stock of Coronado (or any parent or subsidiary corporation of Coronado) and/or own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of Coronado (or any parent or subsidiary corporation of Coronado), possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Coronado (or any parent or subsidiary corporation of Coronado) within the meaning of section 423(b)(3) of the Code.

Notwithstanding anything herein contained to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an “employee” of such Participating Company.

5. Offering Dates.

(a) Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by offerings (individually, an “Offering”) of approximately six (6) months duration (an “Offering Period”). The “Initial Offering Date” is February 1, 2012. The initial Offering shall be of ten (10) months duration, shall commence on the Initial Offering Date and shall end on November 30, 2012 (the “Initial Offering Period”). Thereafter, Offering Periods shall commence on December 1 and end on May 31 and then commence on June 1 and end on the next November 30. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. The first day of an Offering Period shall be the “Offering Date” for such Offering Period. In the event the first and/or last day of an Offering Period as set forth above is not a Trading Day (as defined below), such first and/or last day shall be deemed to be the last Trading Day before such day, respectively. For purposes of this Plan, “Trading Day” shall mean a day on which national stock exchanges are open for trading.

(b) Purchase Periods. Except for the Initial Offering Period, each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. The Purchase Period commencing on the Initial Offering Date of February 1, 2012 (the “First Purchase Period”) shall end on November 30, 2012. Each subsequent Purchase Period after the First Purchase Period will commence with the beginning of the respective Offering Period and end at the end of such respective Offering Period. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods, upon providing reasonable notice. In the event the first and/or last day of a Purchase Period as set forth above is not a Trading Day, such first and/or last day shall be deemed to be the last Trading Day before such day, respectively.

(c) Governmental Approval; Stockholder Approval.  Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining stockholder approval of the Plan as required pursuant to section 423(b)(2) of the Code. Notwithstanding the foregoing, such stockholder approval shall not be necessary in order to grant any Purchase Right granted in the Plan’s Initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining such stockholder approval of the Plan. If such stockholder approval is not obtained before the end of the Initial Offering Period, this Plan shall be deemed null and void and all rights hereunder shall terminate and each Participant’s accumulated payroll deductions shall be returned as soon as practicable after the termination, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) below), to the Participant, and the Participant’s interest in the Offering and/or the Plan, as applicable, shall terminate.

6. Participation in the Plan.  An eligible employee shall become a Participant on the Offering Date after satisfying the eligibility requirements and delivering to the Company’s payroll office not later than three (3) full business days before such Offering Date (the “Subscription Date”) a fully-completed subscription agreement (utilizing a form provided by the Company for such purpose) indicating the employee’s election to participate in the Plan and authorizing initial payroll deductions for the applicable Offering of 1% to 10% of the Participant’s Compensation. An eligible employee who does not deliver such a subscription agreement to the Company’s payroll office on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing such a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Company may, from time to time, change the Subscription Date as deemed advisable by the Company in its sole discretion for proper administration of the Plan, upon providing reasonable notice.

Each employee shall be required to comply with above participation requirements, as well as any other requirements set forth in this Plan, with respect to each Offering Period to be a Participant in such Offering Period.

7. Right to Purchase Shares.  Except as set forth below, during an Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase the lesser of:

(a) that number of whole Shares arrived at by dividing Twenty Five Thousand Dollars ($25,000.00) by the fair market value of a Share on the Offering Date of such Offering Period; and

(b) 5,000 Shares (provided that with respect to the Initial Offering Period such 5,000 figure shall be 10,000).

The “fair market value” of Shares shall be determined in accordance with paragraph 8 below. Shares may only be purchased under the Plan through a Participant’s payroll withholding pursuant to paragraph 9 below. In no event shall a Participant’s Purchase Right permit such Participant to acquire more Shares in any calendar year than is permitted under paragraph 10(a) hereof.

Notwithstanding anything herein to the contrary, each Purchase Right shall expire in accordance with paragraph 9(j) hereof.

8. Purchase Price.  The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the “Offering Exercise Price”) shall be set by the Board; provided, however, that the Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (ii) the fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of such Offering Period or (ii) the fair market value of the Shares on the given Purchase Date. For purposes of the plan, the “fair market value” of the Shares on the applicable dates shall be the closing sales price on The Nasdaq Global Market (or the average of the closing bid and asked prices if the Shares are so quoted instead) or as reported on such other national or regional securities exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported. If the relevant date does not fall on a day on which the Shares are quoted on The Nasdaq Global Market or such other national or regional securities exchange or market, the date on which the fair market value per Share shall be established shall be the last day on which the Shares were so quoted to such relevant date.

9. Payment of Purchase Price.  Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation during the Offering Period. For purposes of the Plan, a Participant’s “Compensation” with respect to an Offering (i) shall include the Participant’s base salary before deduction for any contributions to any plan maintained by a Participating Company and described in section 401(k) or section 125 of the Code, commissions, overtime and bonuses and (ii) shall not include annual awards, other incentive payments, shift premiums, long-term disability, worker’s compensation or any other payments not specifically referenced in (i). Except as set forth below, the amount of Compensation to be withheld from a Participant’s Compensation during each pay period shall be determined by the Participant’s subscription agreement.

(a) Election to Decrease, Increase or Stop Withholding.  During an Offering Period, a Participant may elect to decrease the amount to be withheld as many times as desired, or to stop withholding (by reducing the Participant’s withholding election to 0%), from his or her Compensation by filing an amended subscription agreement with the Company’s payroll office on or before the “Change Notice Date.” The “Change Notice Date” shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time, upon reasonable notice. A Participant may elect to increase the amount withheld from the Participant’s Compensation not more than twice for purposes of any Purchase Period.

(b) Limitations on Payroll Withholding.  The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be no less than one percent (1%) of the Participant’s Compensation (except where the Participant has elected under Section 9(a) to decrease the amount of the Participant’s withholding election to 0%) for such pay period, and, unless such 0% withholding is in effect, shall be in one percent (1%) increments not to exceed ten percent (10%) of the Participant’s Compensation for such pay period. Notwithstanding the foregoing, the Board may change the limits on payroll withholding effective as of a future Offering Date, as determined by the Board, upon reasonable notice. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

(c) Payroll Withholding.  Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated by the Participant or otherwise as provided in the Plan.

(d) Participant Accounts.  An individual account shall be maintained under the Plan for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

(e) No Interest Paid.  Interest shall not be paid on sums withheld from a Participant’s Compensation, unless the Board elects to make such payments to all Participants on a non-discriminatory basis.

(f) Exercise of Purchase Right.  On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant’s Purchase Right or the limitations imposed by paragraph 10(a) hereof. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

(g) Remaining Cash Balance.  Any cash balance remaining in a Participant’s account at the end of a Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant’s account and applied toward the purchase of Shares in the subsequent Offering Period.

(h) Tax Withholding.  At the time a Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares received pursuant to a Purchase Right are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Purchase Right and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary to meet such withholding obligations.

(i) Company Established Procedures.  The Company may, from time to time, establish or change (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of subscription agreements, (v) the date(s) and manner by which the fair market value of the Shares is determined for purposes of administration of the Plan and/or (vi) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and in accordance with the requirements of section 423 of the Code.

(j) Expiration of Purchase Right.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

10. Limitations on Purchase of Shares; Rights as a Stockholder.

(a) Fair Market Value Limitation.  Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (and under all other employee stock purchase plans which are intended to meet the requirements of section 423 of the Code sponsored by the Company or a parent or subsidiary corporation of the Company) at a rate which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which such Participant’s Purchase Right with respect to such Offering Period remains outstanding under the Plan (and under all other employee stock purchase plans described in this sentence).

(b) Pro Rata Allocation.  In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available under the Plan (as set forth in paragraph 3), the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

(c) Rights as a Stockholder and Employee.  A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant’s Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company, or any Participating Company or interfere in any way with any right of the Company, to terminate the Participant’s employment at any time.

11. Withdrawal.  (a) Withdrawal From an Offering. A Participant may withdraw from an Offering by signing and delivering to the Company’s payroll office, a written notice of withdrawal on a form provided by the Company for such purpose (a “Withdrawal Notice”). Such withdrawal may be elected at any time up to three (3) full business days (or such other number of business days as deemed advisable by the Company in its sole discretion for proper administration of the Plan, upon reasonable notice) prior to the end of an Offering. Unless otherwise indicated, withdrawal from an Offering shall not result in such Participant’s withdrawal from the Plan or any succeeding Offering therein. Subject to paragraph 11(c), by withdrawing from an Offering effective as of the close of a given Offering, a Participant may immediately commence participation in the next Offering commencing immediately thereafter by again satisfying the requirements of paragraphs 4 and 6 above. A Participant is prohibited from again participating in an Offering at any time upon withdrawal from such Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company’s payroll office for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering.

(b) Return of Payroll Deductions.  Upon withdrawal from an Offering pursuant to paragraph 11(a), the withdrawn Participant’s accumulated payroll deductions which have not been applied toward the purchase of Shares under the Plan shall be returned as soon as practicable after the withdrawal, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) above), to the Participant, and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

(c) Participation Following Withdrawal.  An employee who is also an officer or director of the Company subject to section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each a “Section 16 Affiliate”) and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act as amended from time to time or any successor rule or regulation (“Rule 16b-3”) as a consequence of his or her withdrawal from an Offering pursuant to paragraph 11(a) above shall not again participate in the Plan for at least six months after the date of such withdrawal (the “Withdrawal Date”). Unless otherwise construed to be an earlier date pursuant to any applicable law, the Withdrawal Date for purposes of this paragraph shall refer to the date that the related Withdrawal Notice is sent or provided to the Company as required by paragraph 11(a).

12. Termination of Employment.  Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant’s participation in the Plan immediately. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s right under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 12 unless the Board elects otherwise pursuant to paragraph 9(e) above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6 above.

13. Transfer of Control.  A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to Coronado.

(a) a merger or consolidation in which Coronado is not the surviving corporation;

(b) a merger or consolidation in which Coronado is the surviving corporation where the stockholders of Coronado before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Coronado;

(c) the sale, exchange, or transfer of all or substantially all of Coronado’s assets other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 1, above) of Coronado;

(d) the direct or indirect sale or exchange by the stockholders of Coronado of all or substantially all of the stock of Coronado where the stockholders of Coronado before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Coronado after such sale or exchange; or

(e) the liquidation or dissolution of Coronado;

In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to assume Coronado’s rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the Acquiring Corporation. In the event of such termination, the payroll deductions credited to a Participant’s account since the last Purchase Date prior to such termination shall, as soon as practicable, be returned to the Participant. Interest shall not be paid on such sums returned to a Participant pursuant to this paragraph 13 unless the Board elects otherwise pursuant to paragraph 9(e) above.

14. Capital Changes.  In the event of changes in the common stock of Coronado due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in Coronado capitalization, or in the event of any merger (including a merger effected for the purpose of changing Coronado’s domicile), sale or other reorganization, appropriate adjustments shall be made by Coronado in the securities subject to purchase under a Purchase Right, the Plan’s share reserve, the number of Shares subject to a Purchase Right, and in the purchase price per Share.

15. Transferability.  A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Coronado, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Purchase Right as it deems appropriate, and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such Shares.

16. Reports.  Each Participant who exercised all or part of his or her Purchase Right for an Offering shall receive, as soon as practicable after the Purchase Date of such Purchase Period, a report of such Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant’s account pursuant to paragraph 9(g) above, if any. In addition, each Participant shall be provided information concerning Coronado equivalent to that information generally made available to Coronado’s common stockholders.

17. Plan Term.  This Plan shall continue until terminated by the Board.

18. Restriction on Issuance of Shares.  The issuance of Shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to the Shares. A Purchase Right may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the Shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to Coronado, the Shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, Coronado may require a Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

19. Legends.  The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal and/or state securities restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing Shares issued under the Plan. A Participant shall, at the request of Coronado, promptly present to Coronado any and all certificates representing Shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph 19. Unless otherwise specified by Coronado, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER THE EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE            . THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE.”

20. Notification of Sale of Shares.  Coronado may require a Participant to give Coronado prompt notice of any disposition of Shares acquired by exercise of a Purchase Right within two (2) years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. Coronado may require that until such time as a Participant disposes of Shares acquired upon exercise of a Purchase Right, the Participant shall hold all such Shares in the Participant’s name (and not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. Coronado may direct that the certificates evidencing Shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

21. Amendment or Termination of the Plan.  The Board may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable foreign, federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would change the number of Shares authorized for issuance under the Plan or would change the definition of the employees (or class of employees) eligible to participate in the Plan, including the corporations that may be designated by the Board as Participating Companies.

22. Section 409A.  The Purchase Rights under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of section 409A of the Code. However, if at any time the Board or other administrator determines that the Purchase Rights may be subject to section 409A of the Code, the Board or other administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding Purchase Rights as it may determine is necessary or desirable either to (a) exempt the Purchase Rights from section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Purchase Rights, or (b) comply with the requirements of section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

23. Additional Restrictions of Rule 16b-3.  The terms and conditions of Purchase Rights granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Purchase Rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

The foregoing Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on the 19th day of December, 2011.

Exhibit B

FORTRESS BIOTECH, INC.
AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

1. PURPOSE

The purpose of this Amended and Restated Long Term Incentive Plan (“LTIP”) is to compensate employees, consultants, and other service providers of Fortress Biotech, Inc. (the “Company”) based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives and to share the success and risks of the Company based upon achievement of business goals. The LTIP consists of two compensation opportunities: first, a program to grant equity interests in the Company and in newly formed subsidiaries of the Company to the Participants (as hereafter defined), and second, a performance-based bonus program that is designed to result in performance-based compensation that is deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”) to the extent that the recipients of such compensation are employees subject to Section 162(m). The LTIP was initially effective as of July 16, 2015 (the “Effective Date”), the day after the Company’s stockholders duly approved the LTIP. The amendment and restatement of the LTIP is effective the day after the Company’s stockholders duly approve such amendment and restatement.

2. PARTICIPANTS

The eligible participants hereunder (each a “Participant” and collectively the “Participants”) are: (i) Lindsay A. Rosenwald, M.D., currently Chairman of the Company’s Board of Directors, President and Chief Executive Officer; (ii) Michael S. Weiss, currently Executive Vice Chairman, Strategic Development; and (iii) any limited liability company or limited partnership owned and controlled by either Dr. Rosenwald or Mr. Weiss, provided that such entity has a bona fide service provider relationship with the Company (such entities, the “Participating Entities”).

3. ADMINISTRATION

(a) The LTIP shall be administered by the LTIP Committee (the “Committee”), which shall initially be the Compensation Committee of the Company’s Board of Directors (the “Board”), which Compensation Committee currently consists entirely of outside directors within the meaning of Section 162(m) of the Code. In any event, the Committee shall consist of at least two outside directors of the Company who are also members of the Compensation Committee. The Committee shall have the sole discretion and authority to administer and interpret the LTIP in accordance with its terms and the goals, including, with respect to the performance-based bonus program, compliance with Section 162(m) of the Code.

(b) Subject to the express provisions and limitations set forth in the LTIP, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the LTIP, including, without limitation, the following:

(i)	To prescribe, amend and rescind rules and regulations relating to the LTIP and to define terms not otherwise defined herein;
(ii)	To determine which Participants are eligible to be paid equity and performance-based bonuses hereunder and to which of such Participants, if any, equity and performance-based bonuses hereunder are actually paid;
(iii)	To verify the extent to which the Company has satisfied any performance goals or other conditions applicable to the payment of bonuses under the performance-based bonus program of the LTIP;
(iv)	To prescribe and amend the terms of any agreements or other documents under the LTIP (which need not be identical);
(v)	To determine whether, and the extent to which, adjustments are required pursuant to Section 5;

(vi)	To interpret and construe the LTIP, any rules and regulations under the LTIP, and the terms and conditions of any incentive opportunities provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and
(vii)	To make all other determinations deemed necessary or advisable for the administration of the LTIP.

(c) All decisions, determinations and interpretations by the Committee regarding the LTIP shall be final and binding on all Participants and all other persons claiming any benefits under the LTIP. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other person claiming any benefits under the LTIP may contest a decision or action by the Committee with respect to such person or an actual or potential bonus under the LTIP only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

EQUITY PROGRAM OF THE LTIP

4. EQUITY GRANTS TO PARTICIPANTS

(a) Upon the formation of a new subsidiary of the Company, the Company will cause the subsidiary to issue to each Participant a number of shares of common stock, or a warrant to purchase shares of common stock, of the subsidiary equal to five percent (5%) of the total outstanding shares of common stock of the subsidiary determined on a fully-diluted, as-converted into common stock basis as of the date of formation (the “Shares”); provided that the Participant must be employed by or otherwise providing services to the Company on such formation date in order to receive the grant of Shares, and provided further that when there are eligible Participating Entities, the 5% equity award will be allocated as determined by the Committee between the Participating Entity and the applicable individual Participant, such that, between a Participant and his respective Participating Entity, if any, the total amount awarded under this Section 4(a) shall not exceed five percent (5%) of the total outstanding shares of common stock of the subsidiary. Such Shares will be subject to the same restrictions on disposition as are applicable to other initial shareholders of the subsidiary and such other restrictions as may be applicable under federal or state securities laws.

(b) On January 1 of each calendar year following the Effective Date, the Company will grant to each Participant a number of restricted shares of common stock of the Company equal to one percent (1%) of the total outstanding shares of common stock of the Company determined on a fully-diluted, as-converted into common stock basis as of such date, multiplied by the percentage of achievement of the goals and objectives established for the Participant by the Committee (the “Restricted Shares”), provided that the Participant must be employed by, or otherwise providing services to, the Company on such date in order to receive the grant of Restricted Shares, and provided further that when there are eligible Participating Entities, the 1% equity award will be allocated as determined by the Committee between the Participating Entity and the applicable individual Participant, such that, between a Participant and his respective Participating Entity, if any, the total amount awarded under this Section 4(b) shall not exceed one percent (1%) of the total outstanding shares of common stock of the Company. Such goals and objectives shall be set by the Committee at the beginning of each year ending on December 31, and the determination of the achievement percentage of the goals and objectives shall be determined by the Committee as of the end of such period. Such Restricted Shares shall be subject to the Company’s Repurchase Option (as defined below) until both of the following conditions are met: (i) there is an increase in the market capitalization of the Company of at least $100,000,000 (measured from the Effective Date) at any time following the grant, and (ii) the Participant is either in the service of the Company as an employee, a Board member, or a consultant on the 10th anniversary of Effective Date, or the Participant has had had an involuntary Separation from Service (as defined below) from the Company. However, the Company’s Repurchase Option on such Restricted Shares shall lapse upon the occurrence of a Corporate Transaction (as defined in this Section) if the Participant is in service on the date of the Corporate Transaction. Such Restricted Shares shall be owned by the Participant without restriction when the Company’s Repurchase Option lapses. If the Participant voluntarily separates from service within 10 years of the Effective

Date, or if the Company’s Repurchase Options have not lapsed by the 10-year anniversary of the Effective Date, the Company will exercise its Repurchase Option as set forth below.

(c) In addition to the awards described in Sections 4(a) and 4(b), the Committee may, solely with the consent of the affected Participant, cancel any unvested equity grants for common stock of the Company made to a Participant (whether inducement grants, grants made pursuant to this LTIP, or any other grants) and issue replacement awards for common stock of the Company, in amounts no greater than the canceled award, and subject to such other terms, as the Committee may determine. Such replacement awards may be subject to a repurchase option in favor of the Company, which repurchase option may lapse upon such conditions as the Committee determines. Any replacement awards granted pursuant to this Section 4(c) will be evidenced by a written agreement between the Company and the applicable Participant.

(d) Certain Definitions.  For purposes of this Section, “Separation from Service” means the Participant is no longer in service with the Company in any capacity (including without limitation service as an employee, Board member, or consultant) and has a “separation from service” within the meaning of Section 409A of the Code; and “Corporate Transaction” means any of the following transactions, provided, however, that the Committee shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)	the complete liquidation or dissolution of the Company;
(iv)	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or
(v)	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

The Restricted Shares will be subject to the same restrictions on disposition as are applicable to other similarly-situated shareholders of the Company and such other restrictions as may be applicable under federal or state securities laws.

(e) Company’s Repurchase Option.  The voluntary Separation from Service by a Participant before a Corporate Transaction, or the passage of 10 years from the Effective Date without either the Participant meeting the two conditions for lapse of the Company’s Repurchase Option or a Corporate Transaction is each a “Triggering Event.” In the event of a Triggering Event, the Company shall have an option (the “Repurchase Option”) for a period of 90 days to repurchase any of the unvested Restricted Shares at the price of $0.001 per share. The Repurchase Option shall be exercised by the Company by written notice to the Participant, which notice shall specify the number of Restricted Shares and the time (not later than 30 days from the date of the Company’s notice) and place for the closing of the repurchase of the Restricted Shares. Upon delivery of such notice and payment of the purchase price in accordance with the terms herewith, the Company shall become the legal and beneficial owner of the Restricted Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the Restricted Shares being repurchased by the Company. Said purchase price shall be paid, at the Company’s option, (i) by delivery of a check in the amount of the purchase price, (ii) by cancellation of any amount of the Participant’s indebtedness to the Company equal to the purchase price for the Restricted Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such purchase price. Whenever the Company shall have the right to repurchase Restricted Shares hereunder, the Board may designate and assign to one or more assignees the right to exercise all or part of the Company’s repurchase rights under this Agreement to purchase all or a part of such Restricted Shares.

(f) Release of Shares From Repurchase Option/Accelerated Vesting.  In the event the Repurchase Option is triggered pursuant to a Triggering Event and the Company (or its assigns) fails to exercise the Company’s option for the repurchase of any or all of the Restricted Shares then, upon the expiration of the 90 day option period, any and all such Restricted Shares not repurchased by the Company shall be released from the Repurchase Option. In the event of any Separation from Service of the Participant that does not constitute a Triggering Event, all Restricted Shares shall be immediately released from the Repurchase Option.

(g) Restriction on Transfer; Ownership.  Except for a transfer to a Related Party (as defined below), none of the Restricted Shares or any beneficial interest therein shall be transferred, pledged, hypothecated, encumbered or otherwise disposed of in any way. For purposes of this Agreement, “Related Party” shall mean a spouse, lineal ancestor or descendant, natural or adopted, and a spouse of a lineal ancestor or descendant, a trust for the sole benefit of such persons or any of them, a limited liability company (LLC) all of whose owners are such persons, or a limited partnership (LP) all of whose partners are such persons. All transferees of Restricted Shares or any interest therein (including Related Parties) will receive and hold such Restricted Shares or interest subject to the provisions of the LTIP, and shall agree in writing to take such Restricted Shares or interest therein subject to all the terms of the LTIP, including restrictions on further transfer. Any sale or transfer of the Company’s shares shall be void unless the provisions of the LTIP are met.

(h) Stockholder Rights.  A Participant, as beneficial owner of the Shares and Restricted Shares, shall have full voting and dividend rights with respect to the Shares and Restricted Shares granted under subsections (a) and (b) of this Section. Dividends, if any, declared and paid on the Restricted Shares before the Company’s Repurchase Option on the Restricted Shares lapses (the “vesting period”) shall be accrued by the Company during the vesting period and paid to the Participant only at the end of the vesting period. Any such accrued dividends shall be paid to the Participant no later than 30 days after the vesting period. If any Restricted Shares are repurchased pursuant to the Repurchase Option, then, on the date of such repurchase, the Participant shall no longer have any rights as a stockholder with respect to such repurchased shares or any interest therein, and the Participant shall not be entitled to receive any accrued dividends previously declared on such repurchased shares.

PERFORMANCE-BASED BONUS PROGRAM OF THE LTIP

5. AMOUNT AND TERMS OF PERFORMANCE-BASED BONUS

Performance-based bonus payments hereunder are made in cash. The amount and terms for payment of a performance-based bonus for each Participant will be established by the Committee at its discretion, subject to the limits and restrictions of this Section. The bonus hereunder shall be paid to a Participant only to the extent that performance goals established by the Committee for a performance period are met.

The business measures that may be used by the Committee to establish the performance goals are limited to one or more of the following, which may be applied with respect to the Company or any business unit and may be measured on absolute terms or relative to a peer-group or other market measure basis:

•	business development activities;
•	clinical development activities;
•	corporate operating profit;
•	business unit operating profit;
•	revenue;
•	net revenue;

•	new business authorizations;
•	backlog;
•	customer cancellation rate;
•	total shareholder return;
•	stock price increase;
•	return on equity;
•	return on capital;
•	earnings per share;
•	gross profit;
•	adjusted gross profit (profit before depreciation and amortization expense, as well as stock-based compensation expense);
•	EBIT, or earnings before interest and taxes;
•	EBITDA, or earnings before interest, taxes, depreciation and amortization;
•	adjusted EBITDA, or earnings before net interest and other expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill;
•	ongoing earnings;
•	cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital);
•	EVA, or economic value added;
•	economic profit (net operating profit after tax, less a cost of capital charge);
•	SVA, or shareholder value added;
•	net income (minimum);
•	net loss (maximum);
•	operating income;
•	pre-tax profit margin;
•	performance against business plan;
•	customer service;
•	corporate governance quotient or rating;
•	market share;
•	employee satisfaction;
•	safety;
•	employee engagement;
•	supplier diversity;
•	workforce diversity;
•	operating margins;
•	credit rating;

•	dividend payments;
•	expenses;
•	retained earnings;
•	completion of licenses, partnerships, joint ventures, public or private spinouts, acquisitions, divestitures and corporate restructurings;
•	new product and/or drug development;
•	environmental efforts; and
•	individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, facility development, government relations, market share or management.

The term “performance period” shall mean the period for which the performance-based bonus is payable. The terms of the performance-based bonus opportunity for a Participant shall be established by the Committee within the earlier of: 90 days of the beginning of the performance period for which the bonus will be earned, the expiration of 25% of the performance period, or the date where the outcome of the qualification for the payment of the bonus opportunity is no longer substantially uncertain.

The performance-based bonus opportunity must be based on one or more of the foregoing business measures and the amount must be determined according to a formula that is objectively applied based on the extent to which the objectively determinable performance goals established by the Committee are met. However, in its sole discretion, the Committee may reduce, but may not increase, a Participant’s bonus calculated under the preceding formula. In determining the amount of any reduced bonus, the Committee reserves the right to apply subjective, discretionary criteria to determine a revised bonus amount. In any event the total of all bonuses payable to all Participants for a year may not exceed $1,000,000.

6. PAYMENT OF PERFORMANCE-BASED BONUS

The payment of a performance-based bonus for a given performance period requires that the Participant be in the service of the Company (whether as employee, Board member, or consultant) on the last day of the performance period. The Committee may make exceptions to this requirement in the case of retirement, total and permanent disability, or death, as determined by the Committee in its sole discretion. Payment shall be made no later than 74 days after the end of the performance period for which the bonus is earned. However, no performance-based bonus shall be paid unless the Committee makes a certification in writing as required to satisfy the conditions for exemption under Section 162(m) of the Code.

MISCELLANEOUS PROVISIONS

7. AMENDMENT AND TERMINATION

The Committee reserves the right to amend or terminate this LTIP at any time with respect to future services of Participants. LTIP amendments may be adopted by the Board or the Committee, and will require stockholder approval only to the extent required to satisfy the conditions for exemption for performance-based bonuses under Section 162(m) of the Code or the rules of the securities exchange on which the Company’s common stock is listed. The LTIP shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated.

8. TAX WITHHOLDING

The Company shall have the right to make all payments or distributions pursuant to the LTIP to Participants net of any applicable federal, state, local income, payroll, or other taxes that the Company determines are required to be paid or withheld. The Company shall have the right to withhold from wages or other amounts otherwise payable to the Participants, as applicable, such withholding taxes as may be required by law, or to otherwise require the Participants to pay such withholding taxes. If a Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

9. SEVERABILITY

If any provision of the LTIP shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the LTIP or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit provided for under the LTIP shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the LTIP, and if the making of any payment in full or the provision of any other benefit provided for under the LTIP in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the LTIP.

10. NON-ASSIGNABILITY

Unless the Committee expressly states otherwise, no Participant may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any bonus opportunity or amounts determined by the Committee to be payable under the LTIP, until such amounts (if any) are actually paid.

11. NON-EXCLUSIVITY OF PLAN

Neither the adoption of the LTIP by the Board nor the submission of the LTIP to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable going forward, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

12. CONTINUED SERVICE

Neither this LTIP, the selection of a person eligible to be paid bonuses under this LTIP, the payment of any bonus to any Participant, nor any action by the Company or the Committee related to this LTIP, shall be held or construed to confer upon any person any right to be continued in the employ or other service of the Company. The termination of service of any Participant shall be governed by any valid written agreements between the Company and such Participant, and in the absence of such agreements, such termination shall be at will. This LTIP is not intended to limit the right of the Company to terminate the service of any Participant whenever in the sole discretion of the Company its interest may so require.

13. NO VESTED INTEREST OR RIGHT

At no time before the actual payout of a bonus to any Participant under the LTIP shall any Participant accrue any vested interest or right whatsoever under the LTIP, and the Company has no obligation to treat Participants identically under the LTIP.

14. GOVERNING LAW

The LTIP and any agreements and documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute concerning the LTIP shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

FORTRESS BIOTECH, INC.
ATTN: ROBYN HUNTER
2 GANSEVOORT STREET
9TH FLOOR
NEW YORK, NEW YORK 10014

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E23358-P91734

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORTRESS BIOTECH, INC.

The Board of Directors recommends you vote FOR the following nominees and Proposals 2, 3 and 4:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Lindsay A. Rosenwald, M.D.	☐	☐	☐
1b. Eric K. Rowinsky, M.D.	☐	☐	☐
1c. Jimmie Harvey, Jr., M.D.	☐	☐	☐
1d. Malcolm Hoenlein	☐	☐	☐
1e. Dov Klein	☐	☐	☐
1f. J. Jay Lobell	☐	☐	☐
1g. Michael S. Weiss	☐	☐	☐

NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice of Annual Meeting of Stockholders and Proxy Statement, 2016 Annual Report and Annual Report on Form 10-K of Fortress Biotech, Inc. are available at www.proxyvote.com.

E23359-P91734

FORTRESS BIOTECH, INC.
Proxy for Annual Meeting of Stockholders
June 7, 2017 10:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of Fortress Biotech, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2017. The undersigned stockholder also appoints Lindsay A. Rosenwald, M.D., with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Fortress Biotech, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 7, 2017, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016, and any adjournment or postponement thereof.

Continued and to be signed on reverse side

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